As filed with the Securities and Exchange Commission on May 22, 1998
                           Registration No. 333-41611

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                   FORM SB-2/A
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                           MEDCARE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

 DELAWARE               87-0429962B              8093
---------               -----------              ----
(State or other         (IRS Employer            (Primary Standard Industrial
jurisdiction of         Identification Number)   Classification Code Number)
incorporation or
organization)
                        1515 West 22nd Street, Suite 1210
                            Oak Brook, Illinois 60521
                                 (800) 611-3388
               (Address, including zip code, and telephone number,
                        including area code, registrant's
                          principal executive offices)
                           --------------------------
                      Corporate Creation Enterprises, Inc.
                      686 North DuPont Boulevard, Suite 302
                             Milford, Delaware 19963
                                 (302) 424-4866
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                               Gary R. Blume, Esq.
                            Blume & Associates, P.C.
                     11801 North Tatum Boulevard, Suite 108
                           Phoenix, Arizona 85028-1612

         Approximate date of commencement of proposed public offering: This is for the resale of securities previously sold.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



                         CALCULATION OF REGISTRATION FEE
====================================================================================================

Title of each                                  Proposed
class of                         Amount        Maximum            Proposed             Amount of
Securities to                    to be         Offering Price     Maximum              Registration
be registered                    Registered    Per Share(1)       Offering Price(1)    Fee
----------------------------------------------------------------------------------------------------

Common Stock,                    1,500,000     $9.6875            $14,531,250          $4,541.02
Par Value $0.001, estimate
of shares underlying
conversion of Regulation D


offering dated June 1997. Includes common stock underlying conversion of preferred, conversion warrants, placement agent warrants and preferred warrants.


Common Stock, Par Value          500,000       $9.6875            $4,843,750.00        $1,513.67
$0.001, Underlying
1995 Stock Option Plan


Common Stock, Par Value          300,000       $9.6875            $2,906,250           $908.20
$0.001, Underlying
1996 Stock Option Plan


Common Stock, Par Value          500,000       $9.6875            $4,843,750.00        $1,513.67
$0.001, Underlying
1997 Stock Option Plan


Common Stock, Par Value          176,000       $9.6875            $1,705,000.00        $532.81
$0.001, Underlying Private
Placement, Regulation D
sold February 4, 1997


Common Stock, Par Value          600,000       $9.6875            $5,812,500           $1,816.41
$0.001, Underlying Warrants
(300,000) and Common Stock
sold in reliance on
Regulation D, July 7, 1997


TOTALS:                                                           $34,642,500.00       $10,825.78

--------------------------------------------------------------------------------
(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

         The Exhibit Index appears on page ___ of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains ___ pages.

                              CROSS REFERENCE SHEET


Item No.                                                                        Sections in Prospectus

1        Front of the Registration Statement and Outside
         Front Cover of Prospectus..............................................Cover Page
2        Inside Front and Outside Back Cover Pages of Prospectus................Inside Front Cover Pages; Table of Contents
3        Summary Information and Risk Factors...................................Summary Information and Risk Factors
4        Use of Proceeds   .....................................................Use of Proceeds
5        Determination of Offering Price........................................Determination of Offering Price
6        Dilution          .....................................................Dilution
7        Selling Security Holders...............................................Selling Security Holders
8        Plan of Distribution...................................................Plan of Distribution
9        Legal Proceedings......................................................Legal Proceedings
10       Directors, Executive Officers, Promoters and Control Persons...........Management
11       Security Ownership of Certain Beneficial Owners and Management
         Principal Shareholders
12       Description of Securities..............................................Description of Securities
13       Interest of Named Experts and Counsel..................................Interest of Named Experts and Counsel
14       Disclosure of Commission Position on Indemnification
         for Securities Act Liabilities.........................................Statement as to Indemnification
15       Organization within Last Five Years....................................Organization within Last Five Years
16       Description of Business................................................Description of Business
17       Management's Discussion and Analysis or Plan of Operations.............Management's Discussion and
                                                                                Analysis or Plan of Operation
18       Description of Property................................................Description of Property
19       Certain Relationships and Related Transactions.........................Certain Transactions
20       Market for Common Equity and Related Stockholder Matters...............Market for Common Equity Related Stockholder Matters
21       Executive Compensation.................................................Executive Compensation
22       Financial Statements...................................................Index to Financial Statements
23       Changes In and Disagreements With Accountants on.......................Changes In and Disagreements With Accountants
         Accounting and Financial Disclosure
24       Indemnification of Directors and Officers..............................Indemnification of Directors and Officers
25       Other Expenses of Issuance and Distribution............................Other Expenses of Issuance and Distribution
26       Recent Sales of Unregistered Securities................................Recent Sales of Unregistered Securities
27       Exhibits          .....................................................Exhibits
28       Undertakings      .....................................................Undertakings

                           MEDCARE TECHNOLOGIES, INC.
                              RESALE OF SECURITIES


         MedCare Technologies, Inc. (the "Company") is registering for the resale of up to 1,500,000 shares of Common Stock reserved pursuant to a Certificate of Designation filed with the State of Delaware and the terms of a sale of securities in reliance on Regulation D, Rule 506 (the "Offering"), which will occur upon various conversions and warrant exercises.
 The common stock is comprised of common stock converted under the terms of the preferred shares ("Common"), common stock issued under conversion warrants ("Conversion Warrants") , common stock underlying the preferred warrants ("Preferred Warrants") and common stock underlying the placement agent warrants ("Placement Warrants"). The conversions and exercises must happen prior to Common Shares being issued. Also registered for resale is 1,300,000 Shares of Common Stock issued pursuant to Stock Option Plans for 1995, 1996 and 1997 (the "Option Securities"). The options must be exercised prior to issuance of common shares. Registration of the common stock underlying two private placements of 776,000 shares of common stock in reliance on Regulation D, Rule 506 is also sought ("Offering Common"). The Common, Conversion Warrants, Preferred Warrants, Option Securities and Offering Common (collectively, the "Securities") were each offered separately and are separately transferable at any time from the dates of the agreements through which they were issued. This registration statement is for the resale of the above listed Securities.

         The offering prices of the securities have been determined according to the terms of a Certificate of Designation, the terms of a preferred stock offering, Conversion Warrants, Preferred Warrants, Placement Warrants, Option Securities under employee stock option plans for 1995, 1996 and 1997 and shares of a private placement (the "Securities"). Those Securities have been previously issued and sold in reliance on certain exemptions from registration. The securities being registered for resale hereunder may be sold by the Selling Security Holders, under those terms. The sale price of these securities has been determined by the various terms of the Securities. The Selling Security Holders and brokers involved in the resales may be deemed to be underwriters under the Securities Act of 1933. The Company will receive payments upon exercise of warrants, opinions, and the other Securities registered for resale herein, but will not receive any proceeds from the resales of Common Stock by the Selling Security Holders. See "RISK FACTORS."

         Prior to this Registration, the Common Stock of the Company has been traded on the OTC Bulletin Board. It is anticipated that upon completion of this Registration the Securities of the Company will be listed on The Nasdaq Small Cap MarketTM ("Nasdaq") under the symbol MCAR. The application has been filed and an amendment filed to that application on March 31, 1998. The Company is required to file, and has filed, periodic reports with the Securities and Exchange Commission. The most recent filing has been the Company's Form 10KSB, annual report for the year ended December 31, 1997.

         The summary of the prospectus required by Item 503 of Regulation S-B regarding material risks in connection with the purchase of the securities may be found under Item 3 of this Form SB-2.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       Price to Public                      Proceeds to Company
Total                  $N/A                                 $N/A


The securities registered pursuant to this SB-2 are for resale only and will be offered to the public. The underlying sales have been completed and only the resale of these securities is being registered.

             The date of this Registration Statement is May 21, 1998


         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS CONSTITUTE AN OFFER OF ANY SECURITIES OR AN OFFER OF THE SHARES IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME

DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected at Room 1024 of the office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1300, 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filing made through the
Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web site (http://www.sec.gov).

         Investors are cautioned that this registration statement contains certain trend analysis and other forward looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections about the semiconductor industry and assumptions made by the management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to factors such as the effect of changing economic conditions, material changes in currency exchange rates, conditions in the overall semiconductor market (including the historic cyclicality of the industry), risks associated with product demand and market acceptance risks, the impact of competitive products and pricing, delays in new product development and technological risks and other risk factors identified in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K Report.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                   THE COMPANY

         MedCare Technologies, Inc. (the "Company") manages urinary incontinence clinics throughout the United States utilizing a proprietary biofeedback-based protocol known as the MedCare Program. The Company's executive offices are located at 1515 West 22nd Avenue, Suite 1210, Oak Brook, Illinois, 60521. Its telephone number is (630) 428-2859.

                                THE REGISTRATION


Securities to be Registered:        MedCare Technologies, Inc. (the "Company")
                                    is registering for the resale of up to
                                    1,500,000 shares of Common Stock reserved
                                    pursuant to a Certificate of Designation
                                    filed with the State of Delaware and the
                                    terms of a sale of securities in reliance on
                                    Regulation D, Rule 506 (the "Offering"),
                                    which will occur upon various conversions
                                    and warrant exercises.   The common stock is
                                    comprised of common stock converted under
                                    the terms of the preferred shares("Common"),
                                    common stock issued under conversion
                                    warrants ("Conversion Warrants") , common
                                    stock underlying the preferred warrants
                                    ("Preferred Warrants") and common stock
                                    underlying the placement agent warrants
                                    ("Placement Warrants").  The conversions and
                                    exercises must happen prior to Common Shares
                                    being issued.  Also registered for resale is
                                    1,300,000 Shares of Common Stock issued pur-
                                    suant to Stock Option Plans for 1995, 1996
                                    and 1997 (the "Option Securities"). The
                                    options  must be  exercised  prior  to
                                    issuance of common shares.  Registration  of
                                    the  common  stock  underlying  two  private
                                    placements of 776,000 shares of common stock
                                    in  reliance  on  Regulation  D, Rule 506 is
                                    also sought ("Offering Common"). The Common,
                                    Conversion  Warrants,   Preferred  Warrants,
                                    Option   Securities   and  Offering   Common
                                    (collectively,  the "Securities")  were each
                                    offered   separately   and  are   separately
                                    transferable  at any time  from the dates of
                                    the  agreements   through  which  they  were
                                    issued. This registration statement is for the resale of the above listed Securities.


Offering Price:                     All shares were offered under the terms of
                                    their individual offerings and proceeds have been received by the Company. This regis-tration is for the resale of those Se-curities.

Shares of Common Stock
 Outstanding:                       As of December 31, 1997 there are  6,992,185
                                    outstanding shares of common stock. If all options, warrants and other instruments are exercised as detailed in this Registration
                                    Statement there will be 9,124,505 shares outstanding. An additional 1,162,000 shares will be issued if all employee stock options are exercised for the 1995, 1996 and 1997 stock option plans and an additional 970,320 shares will be issued if the conversion, warrants and preferred warrants are all exercised.

Use of Proceeds: The Category "Use of Proceeds" is not applicable to this registration, as it is being conducted for purposes of resale of previously offered securities.

Risk Factors:                       Investment in the Company involves certain
                                    general business risks and risks specifi-cally inherent in the medical industry. As detailed elsewhere, this is a start-up comp-any subject to federal and state regulation.
                                    If all shares are issued under the various warrants and options discussed in this re-gistration it may have a negative effect on the market price of the shares of the common stock of the Company. This registration in-volves the resale of up to 3,576,000 shares of common stock of the Company. Past in-vestors received the protection of the regu-lations regarding restricted securities and the inability of the holder to freely trade those securities. With this registration the securities will be freely tradeable and may cause a negative impact on the market if exercised and traded.
                                    See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

         The following tables set forth the summary financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and should be read in conjunction with the financial statements, related notes and other financial information included herein. See "MANAGEMENT'S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATIONS" and "FINANCIAL STATEMENTS."

STATEMENT OF OPERATIONS DATA
                                                  Years Ended
                                                  December 31,

                                 1995             1996             1997
Revenues                         $   0            $   0            $91,802

Expenses
    General and Administrative 689,713          452,037          1,515,459
                               -------          -------          ---------
Total Expenses                 689,713          452,037          1,515,459

Other Income and Expenses
   Interest Income                   0            2,801            119,146
Loss from Discontinued
   Operations                        0                0             (4,489)
Gain on Sale of Subsidiary           0                0             15,770
                                     -                -

Net Loss                     $(689,713)       $(449,236)       $(1,293,230)
                             ==========       ==========       ============

Net (Loss) Per Share of
   Common Stock                 $(0.11)          $(0.07)            $(0.18)
                                =======          =======            =======

Balance Sheet Data:

Assets
------
                                            As of 12/31/96      As of 12/31/97

Cash                                        $219,775            $3,440,791
Accounts Receivable - Trade                    7,351                47,286
Prepaid Expenses                              29,696                63,813
                                              ------                ------
Total Current Assets                         256,822             3,551,890
Property and Equipment
   Office Equipment                            2,429                21,069
   Medical Equipment                          14,798                24,799
                                              ------                ------
                                              17,227                45,868
Less Accumulated Depreciation                  7,796                17,342
Net Book Value                                 9,431                33,526
Other Assets
    Intangible Assets-The MedCare
      Program - Note 3                         1,000                 1,000
   Security Deposits                               0                     0
                                                   -                     -
   Total Other Assets                          1,000                 1,000

Total Assets                                $267,253            $3,586,416
                                            ========            ==========

Liabilities
-----------

                                                             1997                      1996
Current Liabilities

         Accounts Payable and Other Accrued Liabilities       $15,796                   $19,791

         Notes Payable - Related Parties                      1,000                     25,000
                  Notes Payable - Officers                    0                         12,500
                                                              -                         ------
                  Total Current Liabilities                   16,796                    57,291

Stockholders' Equity

         Preferred Stock: $0.25 Par Value, Authorized
         1,000,000; Issued and Outstanding, 165
         Convertible Series A Shares at December 31,
         1997 and None at December 31, 1996                   41                        0

         Common Stock: $0.001 Par Value, Authorized
         100,000,000; Issued and Outstanding, 6,992,185
         Shares at December 31, 1997 and 6,445,185 at
         December 31, 1996                                    6,992                     6,445

         Additional Paid-In Capital                           6,107,314                 1,372,631
         Loss Accumulated During the Development Stage        (2,544,727)               (1,169,693)
                                                              -----------               -----------
                  Total Stockholders' Equity                  3,596,620                 209,383
                                                              ---------                 -------

Total Liabilities and Stockholders' Equity                    $3,586,416                $266,674
                                                              ==========                ========

                                  RISK FACTORS

         The securities being registered for resale hereby are speculative and involve a high degree of risk of loss of part or all of the investment. Exercise of the options, warrants and other conversions of the Securities could result in variations in the market price for the common stock of the Company. This variation in the market price of the common stock may have negative effects on all holders of common stock, those covered by this registration statement and those other shareholders of the Company. Resale of the Securities registered may cause market volatility that the Company cannot predict.

No Market Studies
-----------------

         In formulating its business plan, the Company has relied on the judgment of its officers, directors and consultants. No formal independent market studies concerning the demand for the Company's proposed services have been conducted, nor are any planned. The effect of the resale of the Securities has not been analyzed for its effect on the operations of the Company, the ability of the Company to obtain funds or financing or the variations in share price do to additional shares being available for resale.

Lack of Operating History
-------------------------


         Although the Company was organized in 1986, it did not become active until 1995 and has been continually developing its Program since that time. Since the Company has not proven the essential elements of profitable operations, investors will be furnishing venture capital to the Company and will bear the risk of complete loss of their investment in the event the Company's business plan is unsuccessful. The resale of the securities may cause difficulty in the Company obtaining funding to continue to go forward. This may impede the operations in a negative way. The Company has only limited experience in managing the clinics and is expanding its operations which may or may not provide profits to the Company. The Company has had no revenues in 1995 or 1996 and only $91,802 in 1997. The Company has also not been profitable, having an accumulated loss of $1,169,693 in 1996, which increased to an accumulated loss of $2,544,727 in 1997.

Continued Control by Existing Management
----------------------------------------

         The Company's management currently owns a majority stake in the Company's outstanding Common Stock. Many of the shares of Common Stock will be issued as a result of the exercise of the Options, Warrants and other instruments will provide that management will obtain additional shares in the common stock of the Company. Accordingly, new shareholders will lack an effective vote with respect to the election of directors and other corporate matters.

Dividends
---------

         The Company's Board of Directors presently intends to cause the Company to follow a policy of retaining earnings, if any, for the purpose of increasing the net worth and reserves of the Company. Therefore, there can be no assurance that any holder of Common Stock will receive any cash, stock or other dividends on his shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors. Since the time of inception the Company has paid no dividends to shareholders.

Dependance on Executive Officers
--------------------------------

         The  Company  is highly  dependent  on the  services  of its  officers.
Attracting and retaining qualified personnel is critical to the Company's business plan. No assurances can be given that the Company will be able to retain or attract such qualified personnel or agents, or to implement its business plan successfully. Should the Company be unable to attract and retain the qualified personnel necessary, the ability of the Company to implement its business plan successfully would be limited.

Dilution to Shareholders
------------------------

         The securities currently held by investors will be subject to dilution in market value as more securities are available for trading. If all the securities, options, warrants and employee stock options were to be exercised it would result in an additional 2,132,320 shares being brought into the market. These shares will be free trading and will cause the market price of the shares of common stock of the Company to decrease. This registration for resale removes the protection afforded to current shareholders under Rule 144, regarding the issuance and resale of restricted securities. Under that rule securities were required to be held for a period of time and only resold under the provisions of the rule.

Nasdaq Eligibility and Maintenance
----------------------------------

         Under the current rules promulgated by the Securities and Exchange Commission (the "Commission"), for NASDAQ SmallCap listing, a company must have at least $4,000,000 in total assets, at least $2,000,000 in stockholders' equity, and a minimum bid price of $3.00 per share. For continued listing, a company must maintain at least $2,000,000 in total assets, at least $1,000,000 in stockholders' equity and a minimum bid price of $1.00 per share. The Company's Common Stock is expected to be eligible for listing on Nasdaq SmallCap Market. The Company is currently trading on the NASDAQ bulletin board and has made application to be accepted in the SmallCap Market. This application was amended April 14, 1998 and it is hoped the listing will be accepted. If, at any time after issuance, the Company's Common Stock is not listed on NASDAQ, and no other exclusion from the definition of a "penny stock" under the Securities and Exchange Act of 1934, as amended, were available, transactions in the Securities would become subject to the penny stock regulations which impose additional sales practice requirements on broker-dealers who sell securities.

         If, after approval of the Small Cap application, the Company should experience losses from operations, it may be unable to maintain the standards for continued listing and the listed securities could be subject to delisting from NASDAQ Trading, if any, in the listed securities would thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the NASDAQ listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Securities.

Risk of Low Priced Stocks
-------------------------

         If the Company's Securities were delisted from NASDAQ, and no other exclusion from the definition of a "penny stock" under applicable Securities and Exchange Commission regulations were available, such Securities would be subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with a spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale.

Adverse Effect of Shares Eligible for Future Sale
-------------------------------------------------

         Substantially all of the 6,992,185 outstanding shares of Common Stock of the Company are freely tradeable, without restriction or registration under the Securities Act (other than the sale volume restrictions of Rule 144 applicable to shares held beneficially by persons who may be deemed to be affiliates of the Company). The Company's Directors, Officers and family members of the Officers and Directors are under no lockup letters or other form of restriction on the sale of their securities. Following this registration an additional 2,132,000 shares will be available for sale by the affiliates and other persons. This is an estimate of the probable number of shares to be resold. Under the terms of this registration statement, up to 3,576,000 shares may be resold, depending on the various terms and agreements in place and the occurrence of certain contingencies. Any sale of these securities could have a detrimental effect on existing shareholders.

Protection of Proprietary Treatment Program
-------------------------------------------

The Company's ability to compete and expand effectively will depend, in part, on its ability to develop and maintain certain proprietary aspects of its treatment program for bladder and bowel incontinence and its business and marketing models and strategies. The Company relies on an unpatented proprietary treatment protocol and there can be no assurances that others may not independently develop the same or similar program or otherwise obtain access to the Company's unpatented proprietary protocols. There can be no assurance that any confidentiality agreements between the Company and its employees will provide meaningful protection for the Company's trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure of such trade secrets, know-how or other proprietary information. While certain proprietary aspects of MedCare's clinical and business protocols remain an important part of the business, the Company believes its long term success as a business will depend primarily upon its high quality clinical outcomes and service, continued business development and marketing skills.

Reimbursement and Related Matters
---------------------------------

In both the United States and elsewhere, sales of health care products and services are dependent, in part, on the availability of reimbursement from third party payors, such as government and private insurance plans. In the United States and in certain foreign countries, third-party reimbursement is currently generally available for certain procedures, such as surgery and biofeedback training by EMG application, and generally unavailable for patient management products such as diapers, pads, and urethral plugs. While the Company's treatment program is currently covered by third party payers, there can be no assurances that such coverage will remain in effect in the future.


Regulation by Federal and State Government
------------------------------------------


         The business of the Company is heavily regulated at a federal and state level. Legislation relating to the manner in which patients receive treatment is being enacted on a continuous basis. This legislation may have a negative effect on the way the Company does business in ways that cannot be predicted by the Company. This poses a serious risk to the viability of the programs of the Company and whether or not the Company can do business in the future. Should legislation be enacted negative to the programs of the Company it could cause the business of the Company to terminate.


Regulation and Changes in Health Care Programs
----------------------------------------------

         Under the Practice Management Agreement, MedCare is not a provider of health care services. MedCare merely supplies personnel, equipment and proprietary techniques to providers of health care. The physicians or medical groups that contract with MedCare are the providers of services to their own patients. MedCare simply manages the incontinence treatment programs in the physician offices. If properly structured, implemented and operated, these arrangements should not create a referral relationship between the physician and MedCare. If a Practice does not properly implement and operate the MedCare Program, a referral relationship may be inadvertently created which could cause the business of the Company to be terminated.

Regulation and Referral Issues
------------------------------

         There are also referral issues relevant to the operation of an incontinence treatment program by a physician or medical group. A physician makes a self-referral when he or she refers a patient for therapy provided through the physician's incontinence treatment program. In particular, these self-referral arrangements are encompassed by the referral prohibitions of the federal "Stark II" physician referral statute (42 U.S.C. S.1395nn) unless there is an applicable exception. The MedCare Program and the Program Management Agreement are designed to allow medical groups and physicians that contract for MedCare's management services to meet that exception. Again, if a Practice does not properly implement and operate the MedCare Program, a referral relationship may be inadvertently created which could cause the business of the Company to terminate.


                           PRICE RANGE OF COMMON STOCK

         The following table sets forth for the periods indicated the high and low closing prices for the common stock, $0.0001 per value, of the Company (the "Common Stock") in transactions on the OTC Bulletin Board.

                                       1997                            1996                               1995
                                    -------                            ----                               ----
Quarter           High              Low              High              Low              High              Low
-------           ----              ---              ----              ---              ----              ---
1st               $8.1875           $5.125           $4.785            $4.25
2nd               $8.25             $6.25            $5.625            $4.75
3rd               $9.00             $6.25            $5.625            $4.75
4th               $8.125            $7.625           $5.125            $4.375           $6.00             $3.75


                                                     CAPITALIZATION

         The following table sets forth the capitalization of the Company as of December 31, 1996 and 1997.

                                                              December 31, 1996                  December 31, 1997
Current Liabilities
Accounts Payable                                              $  57,343                          $  15,796
Notes Payable-- Officers                                         13,500                             0
                                                                 ------                             -
Total Current Liabilities                                        70,843                             16,796


                                       11




Stockholders' Equity:
   Preferred Stock, $.25 Par Value,
   Series A, Authorized 1,000,000
   Shares; Issued and Outstanding, at
   July 31, 1997, 165 Shares and
   at December 31, 1996, NONE                                 0                                  41

   Common Stock, $0.001 Par Value,
   Authorized 100,000,000 Shares;
   Issued and Outstanding,
   6,992,185 Shares at December 31,
   1997 and 6,445,185 Shares at
   December 31, 1996                                          6,445                              6,992

Additional Paid in Capital                                    1,671,631                          6,107,314

Loss Accumulated During
   The Development Stage                                      (1,182,296)                       (2,554,727)
                                                              -----------                       -----------

Total Stockholders' Equity                                    495,780                            3,596,620
                                                              -------
Total Liabilities and Stockholders' Equity           $        566,623                   $        3,586,416
                                                     =        =======                   =        =========



                                 USE OF PROCEEDS

         This registration is for purposes of resale of issued shares only. As a result, there are no use of proceeds to be disclosed. The uses of proceeds obtained from the offerings of which these securities were a part are disclosed in the section entitled "Description of Business." The Company will not receive any proceeds from the sale of the selling security holders' securities. The Company will receive proceeds from the exercise of warrants and stock options as discussed elsewhere in this registration statement. The use of those proceeds has been detailed in each of their offering memorandums.


                         DETERMINATION OF OFFERING PRICE

         Because this registration is for purposes of resale of issued shares only, there was no determination of offering price. The manner in which the offering prices for the offerings, warrants and options of which these securities are a part have been previously disclosed under the terms of each of the offerings, warrants and options.


                                    DILUTION


         This registration statement is for the resale of certain securities as defined elsewhere. An additional 2,132,320 shares of common stock will be available for various shareholders to sell on the market without restriction, other than restrictions to affiliates and control persons. As of December 31, 1997, 6,992,185 shares were of common stock of the Company was outstanding. The shares have been trading at a range of $7.625 to $8.125 for the fourth quarter of 1997, making the market value of the Company between $53,315,410 and $56,811,503. If we assume all additional shares are to be exercised and made available for sale and that the market value of the Company remains set, the introduction of additional shares to the market could have a detrimental effect on the price of the shares.


                            SELLING SECURITY HOLDERS

         The following table sets for the number and percentages of shares of Common Stock that are being registered by this Prospectus for the account of Series A Preferred Selling Shareholders. The Series A Preferred Selling Shareholders will receive shares of Common Stock upon conversion of the Series A Convertible Preferred Stock. They also have the option of obtaining additional shares of common stock under "Conversion Warrants". The Series A Preferred Shareholders can also exercise what are termed "Preferred Warrants" providing additional shares of preferred stock can be purchased under the same basic terms of the initial offering. At present 165 shares of the Series A Preferred Stock have been sold. The Preferred Warrants provide that an additional 165 shares may be purchased by the previous buyers. The Preferred Shares have an additional conversion feature to allow for the obtaining of common stock in exchange for the Preferred Shares. This registration statement is for the resale of the common stock underlying the Series A Preferred Stock.

         This paragraph will detail the assumptions and attempt to calculate the number of shares to be registered in relation to the terms of the private offering. The previous private placement offering has been closed and 165 actual shares have been sold. As detailed below, an additional 165 shares can be sold pursuant to "Preferred Warrants" as defined in the Subscription Agreement of the Regulation D offering the 20th of June 1997. The formula for the conversion provides a method for determining the number of shares of common stock resulting from the conversion of preferred shares. The formula is (.08) times the number of days since the close divided by 365 times 10,000 plus 10,000 divided by the conversion price equals the number of shares of common stock provided for each preferred share purchased. The conversion price is the lower of $7.346 or a price based on the number of months between the last closing and the date of conversion times the Closing Bid Price of the Company's common stock for five days preceding the conversion reduced 10% to 20%, depending on the number of months between the last closing and the date of conversion. The 3 month range for the price of the common stock of the Company from January 6, 1998 to April 6, 1998 was approximately $7.65 to $9.375. This range is in excess of the minimum price of $7.346, causing the minimum price to be used in the calculations. Only 165 of the possible 1000 shares were sold and no additional shares will be sold. In this estimate of the range, $7.346 will be used as the denominator. If these numbers are inserted in the equation, the total number of shares of common stock required to be issued is 242,580, assuming full conversion. The number could be as low as 0 if none are converted. The nine, twelve and fifteen month warrants also provide that an additional 242,580 shares could be converted under those separate warrant agreements. Under terms of the offering, an additional warrant to purchase the same number of shares of preferred shares exists under similar terms with limitations on the sale of the underlying common stock. This would provide an additional 485,160 shares of common stock could be issued, if all preferred warrants are exercised and the 9, 12 and 15 month warrants are exercised. The Registration Rights Agreement provides that 1,500,000 shares of common stock are to be registered for resale as a part of this registration statement. This amount is in excess of the 970,320 calculated above, but is required as part of the Registration Rights agreement and to provide excess shares in the event of miscalculation or alteration in the underlying assumptions.

The following table lists the purchasers of the Preferred Stock and an estimate of the Common Stock registered for resale:



                                       Total Number of
                                       Preferred Shares  Common Shares          Common Shares     Common Shares     Percentage
                         Relation to   Owned Prior       Owned Prior            Offered for       Owned After       Owned After
Name                     Registrant    to Registration   to Registration(1, 2)  Holder's Account  Registration (3)  Registration (4)
----                     ----------    ---------------   ---------------------  ----------------  ----------------  ------------
Lakeshore International  None          25                147,018                -0-               227,265           2.5
         Overage (5)                                     80,247
Queensway International  None          100               588,072                -0-               909,058           9.9
         Overage (5)                                     320,986
Concordia Partners L.P.  None          25                147,018                -0-               227,265           2.5
         Overage (5)                                     80,247
The Matthew Fund N.V.    None          15                88,212                 -0-               136,412           1.5
                                       --                                       ---               -------           ---
         Overage (5)                                     48,200
                                                         ------
Totals                                 165               1,500,000              -0-               1,500,000         16.4


(1) The shares depend on various factors contained below and in the Preferred Stock offering documents. These totals reflect the conversion of the preferred, the conversion warrants and the preferred warrants all being exercised.

(2) Percentage of shares owned prior to this offering is equal to less than one percent of the shares outstanding prior to this offering.
(3) Assuming that all shares are sold by the Series A Preferred Selling Shareholders and that all conversions and warrants are exercised.
(4) Based on 9,124,505 shares outstanding; assumes all of the shares are sold by Series A Preferred Selling Shareholders and all conversions and warrants are exercised.

(5) Excess shares required as part of the Registration Rights agreement in the event of miscalculation or alteration in the underlying assumptions. These shares have been allocated among the four purchasers pro rata. The average shares listed could cause the actual number of shares available to increase if the stock price (market) varies when the exercise or conversion occurs.

Common Stock Warrants held by promoter:



                            Shares Owned Shares to be    Shares Owned        Percentage
                            Relation to  Prior to        Offered for         After          Owned After    Exercise
Name                        Registrant   Registration(1) Holder's Account    Registration   Registration   Price       Expiration
----                        ----------   --------------- ----------------    ------------   ------------   -----       ----------
Swartz Investments, L.L.P.  None         33,692          -0-                 33,692         0.37           $7.346      June 20, 2002

(1) Of the 33,692 Swartz warrants, 27,192 have been exercised using the cashless exercise option. 6,500 warrants remain unexercised as of May 20, 1998.


         These warrants have been issued pursuant to a Placement Agent Agreement between the Company and Swartz Investments, LLC, a Georgia limited liability company, as Placement Agent. According to this agreement, the Placement Agent agreed to find subscribers for the Company's Preferred Stock Series A offering in exchange for a placement fee of 5-1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercises a preferred warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants (i) warrants to purchase stock equal to 7-1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Disclosure), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a Stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share, as defined in the Certificate of Disclosure. The Placement Agent Agreement also contains cashless exercise and reset provisions. This registration statement is for the common stock that underlies these warrants. The total has been included in the estimate of common stock to be registered.

Series A Preferred Selling Shareholder Plan of Distribution

         The Series A Preferred Selling Shareholders are not restricted as to the prices at which they may sell their shares and sales of such shares at less than the market price may depress the market price of the Company's Common Stock. Further, the Series A Preferred Selling Shareholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time which may also have a depressive effect on the market price of the Company's Common Stock. However, it is anticipated that the sale of the Common Stock being offered hereby will be made through customary brokerage channels either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or a private sale in the over-the-counter market or otherwise, as negotiated prices related to prevailing market prices and customary brokerage commissions at the time of the sales, or by a combination of such methods. Thus, the period for sale of such shares by the Series A Preferred Selling Shareholders may occur over an extended period of time.

         There are no contractual arrangements between or among any of the Series A Preferred Selling Shareholders and the Company with regard to the sale of the shares and no professional underwriter in its capacity as such will be acting for the Series A Preferred Selling Shareholders. The terms of the offer and sale of the Preferred Shares is detailed in the attached exhibits 3 through 9.

1995 Stock Option Plan. The 1995 Stock Option Plan has 500,000 shares reserved for issuance at $3.00 per share until December 31, 2001 and have no vesting period. The options have been authorized by the Company to be issued to employees of the

Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised:

Name of Optionee                    Total Reserved            Number Exercised          Year Exercised
Harmel S. Rayat                     150,000                   None                      N/A
Bhupinder Mann                      100,000                   13,000                    1996
                                                              17,000                    1997
                                                              6,000                     1998*
Ranjit Bhogal                       100,000                   11,000                    1996
                                                              17,000                    1997
                                                              6,000                     1998*
Herdev S. Rayat                     100,000                   13,000                    1996
                                                              18,500                    1997
                                                              6,000                     1998*
Frank Mueller                       10,000                    None                      N/A
Sarbjit Thouli                      10,000                    1,500                     1997
Grant Mackney                       10,000                    None                      N/A
Todd Weaver                         10,000                    None                      N/A
Dave Gamache                        10,000                    None                      N/A

1996 Stock Option Plan. The 1996 Stock Option Plan has 300,000 shares reserved for issuance at $4.50 per share until June 20, 2001 and have no vesting period. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised:


Name of Optionee                    Total Reserved            Number Exercised          Year Exercised
Valerie Boeldt-Umbright             40,000                    None                      N/A
Terry Johnson                       60,000                    3,000                     1996
                                                              17,000                    1997
                                                              6,000                     1998*
Harmel S. Rayat                     160,000                   None                      N/A
Michael M. Blue                     40,000                    None                      N/A

1997 Stock Option Plan. The 1997 Stock Option Plan has 500,000 shares reserved for issuance. 200,000 options are exercisable at $4.50 per share until November 18, 2001 and 300,000 options are exercisable at $6.50 per share until July 1, 2005. The options have been authorized by the Company to be issued to employees of the Company at the discretion of the board of directors. The following table summarizes the options that have been granted and the current number that have been exercised:

Name of Optionee                    Total Reserved            Exercise Price         Number Exercised      Year Exercised
Valerie Boeldt-Umbright             100,000                   $4.50                  None                  N/A
                                    15,000                    $6.50                  None                  N/A
Terry Johnson**                     40,000                    $4.50                  3,000                 1997
                                                              $4.50                  6,000                 1998*
                                    20,000                    $6.50                  None                  N/A
Michael M. Blue                     60,000                    $4.50                  None                  N/A
                                    15,000                    $6.50                  None                  N/A
Jeff Aronin***                      250,000                   $6.50                  None                  N/A


* Exercised in the first quarter of 1998.
** Twenty thousand (20,000) shares were transferred from Nicole Alagich and Charles Grahn to Mr. Johnson and approved by Board on March 16, 1998. *** Subject to employment agreement with 100,000 options already vested and 100,000 vesting each year for 4 years beginning July 1998. 100,000 options is a bonus if sales of $10,000,000 are reached by December 31, 1998.

Private Placement February 4, 1997

         Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506 176,000 shares of common stock of the Company was sold to Greystone Management, Ltd. The offering was closed on February 28, 1997 and resulted in receipt by the Company of $1,100,000. Greystone Management was an accredited investor and is located in Belize City, Belize. This registration is for the resale of those shares of common stock.

Private Placement July 7, 1997

         Under the terms of a private placement done by the Company in reliance on Regulation D, Rule 506 300,000 shares of common stock of the Company and 300,000 warrants to purchase shares of common stock of the Company were sold to Matrix. The offering was closed on July 7, 1997 and resulted in receipt by the Company of $1,800,000. Matrix was an accredited investor and is a corporation existing under the laws of the British West Indies. This registration is for the resale of those shares of common stock. The two Rule 506 offerings were within 6 months of each other and subject to the integration provisions of Rule 502. Fewer than 35 unaccredited investors acquired the shares and the requirements of Rule 506 have been met with both offerings separately or together.


                                LEGAL PROCEEDINGS

         Neither the Company nor any of its subsidiaries or Divisions has any legal proceedings against it.


                                   MANAGEMENT

Directors and Executive Officers

         The directors and executive officers of the Company are as follows:

         Name/Age                                             Title
         Harmel S. Rayat                                      Chief Executive Officer, Chairman of the Board
         Jeffrey Aronin                                       President, Chief Operating Officer, Director
         Valerie Boeldt-Umbright, Bsc, RN, CCCN               Director of Clinical Services, Director
         Kundan S. Rayat                                      Secretary, Director
         Michael M. Blue, Bsc, M.D.                           Director
         Jake Jacobo, M.D.                                    Director


         Mr. Harmel Rayat and Mr. Kundan Rayat were elected to the board of di-rectors in 1995. Ms. Boeldt-Umbright and Dr. Blue were elected directors in 1996. Dr. Jacobo was elected to the board in 1997.

HARMEL S. RAYAT (Age 36) Chief Executive Officer and Chairman of the Board. Mr. Rayat is one of the co-developers of the MedCare Program. Mr. Rayat has been in the venture capital industry since 1981 and since January 1993 has been the president of Hartford Capital Corporation, a company which specializes in providing early stage funding and investment banking services to emerging growth corporations. From January 1989 through December 1992 Mr. Rayat was the
President and CEO of K.S. Rayat & Company, an investment banking and venture capital company, where he was responsible for research, due diligence and investment strategy in early stage, start-up venture capital investments. From April 1996 to the present he has been President and CEO of Hartford Capital Management, Inc., an investment management company where he is responsible for researching and making direct equity investment in emerging growth public corporations. Mr. Rayat has been a director of the Company since September 1995, President from June 1996 until June 1997 and is currently Chief Executive Officer and Chairman. Mr. Rayat is also a director of Far West Resources, Inc., a non-reporting company trading on the NASDAQ OTC Bulletin Board.

     JEFFREY S. ARONIN (Age 30) President and Chief Operating Officer, Director. Mr. Aronin has extensive experience in the health care industry, with particular expertise in Corporate Development, Sales Management, Health Care Marketing and Managed Health Care. Mr. Aronin joined Carter Wallace, a major pharmaceutical firm, in May of 1989. At Carter Wallace, Mr. Aronin held many positions as he advanced through management in sales marketing and managed care. In September 1995, Mr. Aronin left Carter Wallace to join American Health Products Corporation, where he ran the Marketing division and focused on Marketing and Business Development and made significant contributions toward the growth of AHPC's business. Mr. Aronin joined MedCare Technologies as its President and

Chief Operating Officer on July 8, 1997, at which time he also became a member of the Board of Directors of the Company. He holds a degree in marketing and financing, as well as an MBA in management.

VALERIE BOELDT-UMBRIGHT (Age 32) Director of Clinical Services, Director. Mrs. Boeldt-Umbright is a registered nurse, with a Bachelors of Science degree in community health education from Northern Illinois University. With over two years of actual management experience in the day-to-day opedration of the Incontinence Clinic in Chicago, Mrs. Boeldt-Umbright has supervised personnel, dealt with insurance and reimbursement matters, marketing and physician interaction and referrals. She has instructed patients in biofeedback for their pelvic floor muscles, established individualized neuromuscular reeducation programs, written new clinical protocols and articles for publication and has worked as a member of a university team to provide excellent care and medical treatment for patients. Ms. Boeldt-Umbright was a nurse insurance examiner in the PMI Division of Equifax Systems from October 1991 to September 1992. From June 1992 to July 1994 she was employed at the Premier Rehabilitation Center of Chicago, where she established a nursing and health education program and was the sole nurse responsible for traumatic brain injury and spinal cord injury clients. At this facility she also established a medication program and bowel/bladder programs, monitored vital signs and dressing changes, and taught inservices, training classes and health care classes for clients and staff. From March 1994 to September 1996 Ms. Boeldt-Umbright was the Manager of Incontinence Control Services. In this position she handled all manager responsibilities, including supervising personnel, insurance claims, marketing and physician interaction and referral, wrote articles for publication and assisted in research. She also explained biofeedback for incontinence and demonsrated techniques to visiting physicians, residents, nurses and fellows. Since March 1996, she has been a director of the Company and Director of Clinical Services. Her responsibilities include the continued development and refinement of the MedCare program and ongoing research, training of all clinicians, writing treatment protocols, training physicians, teaching biofeedback for incontinence, attending advanced conferences and writing articles.

KUNDAN S. RAYAT (Age 69) Director/Secretary. Mr. Rayat has over 45 years of experience as an entrepreneur and owner of a diverse spectrum of businesses, ranging from automotive to heavy construction, on three different continents. Since 1985, Mr. Rayat has primarily devoted his time to venture capital, investing in numerous start up ventures, and provides seasoned senior management advice to emerging market companies as a consultant. He has been a principal of K.S. Rayat & Company from January 1985 through the present, where he has been an early stage venture capital investor in numerous start-up ventures and a consultant to emerging market corporations. Mr. Rayat has been a director and the secretary of the Company since August 1995 and provides seasoned management advise on such matters as growth strategy, finance, marketing strategies and selection of personnel. He is also a director of Far West Resources, Inc., a non-reporting company trading on the NASDAQ OTC Bulletin Board. He is the father of Harmel S. Rayat, president of the Company.

MICHAEL M. BLUE, M.D. Director. Dr. Blue is a Board-certified urologist who has practiced general urology for twenty years. He is a member of the American Medical Association, Oklahoma State Medical Association, South Central Urological Association and the American Urological Association. Dr. Blue has been a sole practitioner in private practice for the past twenty years. Dr. Blue joined the Board of Directors of the Company on August 15, 1996 and is responsible for supervising and continuing the development of all medical aspects of the MedCare program, as well as interacting and answering questions from other doctors within the MedCare system.

JAKE JACOBO, M.D. (Age 53) Director. After completing his Residency in Urology at the University of Iowa Hospitals and Clinics, Dr. Jacobo participated as a Clinical Investigator with the National Prostatic Cancer Project and the National Bladder Cancer Project during 1975 and 1976. In July of 1977, he joined Northern Iowa Urology Associates in Waterloo, Iowa and remained in private practice until 1989. During his tenure with Urology Associates, Dr. Jacobo initiated the Urodynamic program for Covenant Medical Center and in 1986 introduced Prostate Ultrasonography for the diagnosis of prostate lesions, this being the first Prostate Ultrasound Program for the state of Iowa and started a new modality, together with PSA testing, for the early diagnosis of prostate cancer. In April of 1989, Dr. Jacobo started Urology Consultants in the Orlando, Florida area. Urology Consultants has since expanded to five clinics and three urologists, and in 1997 Urology Consultants opened the first MedCare Program site in the state of Florida. Dr. Jacobo joined the Board of Directors on September 17, 1997.


                             PRINCIPAL SHAREHOLDERS

                  The following table sets forth, as of December 31, 1997, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.


-----------------------------------------------------------------------------------------------

(1)               (2)                            (3)                                 (4)
                  Name and address of            Amount and Nature                   Percent of
Title of Class    beneficial owner               Of Beneficial Ownership             Class*


-----------------------------------------------------------------------------------------------

Common stock      Harmel S. Rayat                2,000,000 Shares                    23.0%
                                                 310,000 Options                     3.6%

Common stock      Michael Blue                   4,000 Shares                        0.05%
                                                 115,000 Options                     1.3%

Common stock      Valerie Boeldt-Umbright        -0- Shares                          0%
                                                 155,000 Options                     1.8%

Common stock      Jeff Aronin                    -0- Shares                          0%
                                                 250,000 Options                     2.9%

Common stock      Queensway International        588,072 Options                     6.4%

Common stock    Directors and Officers           2,004,000 Shares                    23.05%
                  as a group (4 persons)         830,000 Options                     9.7%

* Assuming conversion of all options. These options include a total of 500,000 reserved for the 1995 Stock Option Plan, 300,000 reserved as part of the 1996 Stock Option Plan and 500,000 reserved for the 1997 Stock Option Plan. All options are currently exercisable.



                            DESCRIPTION OF SECURITIES

Common Stock

         Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

         The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.


Preferred Stock and Preferred Stock Warrants


         The Company is authorized to issue up to one million (1,000,000) shares of Preferred Stock, par value $0.25 per share. Pursuant to a Certificate of Designation filed with the State of Delaware on July 7, 1997, one thousand of those shares have been designated as Series A Preferred Stock, par value $0.25 per share and with a purchase price of $10,000 per share plus an 8% per annum accretion rate. This stock ranks senior to all Common Stock of the Company, senior to any series or class of stock so designated in the future, junior to any series or class of stock designated as such in the future, and in parity with any series or class of stock so designated in the future. There are no dividends or dividend rights provided for this stock. The Preferred Stockholders also have no voting rights, but must receive notice of all shareholders' meetings.

         The liquidation ranking of the Preferred Stock Series A is after any senior securities, prior to any junior securities and on a par with any parity securities. Upon liquidation, holders of Series A Preferred Stock shall receive an amount per share equal to the original Issue Price per outstanding share plus an amount equal to eight percent of the original Series A Issue Price per annum for the period that has passed since that date in connection with the consummation of the purchase by the Holder of shares of Series A Preferred Stock from the Company. If the Company does not possess sufficient funds, assets and other holdings to provide for the complete liquidation price, holders of Series A Preferred Stock shall receive funds based upon the ranking of the stock.

         Holders of Series A Preferred Stock may convert their shares into shares of Common Stock via the following formula:

                          (.08)(N/365)(10,000) + 10,000
                                Conversion Price

         where N is equal to the number of days between the date full payment was received by the Escrow Agent or the Company for the shares in question and the Date of Conversion and where "Conversion Price" is equal to the lesser of 115% of the average Closing Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of
Conversion, as defined below:

         # of months between Last Closing
         and Date of Conversion                                   "X"
         ----------------------                                   ---
         4-6 months                                               90%
         6 months-1 year                                          87.5%
         9 months, 1 day-12 months                                85%
         more than 12 months                                      80%

            "Last Closing Date" means the date of the last closing of a purchase and sale of the Series A Preferred Stock that occurs pursuant to the offering of the Series A Preferred Stock by the Company and accompanying warrants (for purposes of this definition, the Series A Preferred Stock obtained upon exercise of the Preferred Warrants shall be deemed to be acquired at the closing when such Preferred Warrants were issued).

         To convert shares, the shareholder must send via facsimile a copy of the Notice of Conversion to both the Company and the Transfer Agent by 11:59 p.m. New York City time on the date of conversion. No fractional shares will be issued.

         Three years after the Last Closing Date, or the first business day thereafter, all Series A Preferred Stock will be automatically converted into Common Stock, or will be redeemed for cash in an amount equal to the Stated
Value, at the Company's discretion, where the Stated Value is equal to the Original Series A Issue Price plus the accreted by unpaid Premium.
The Redemption price is calculated as follows:


         Date of Notice of Redemption at Company's Election % of Stated Value 12
         months  and 1 day to 18  months  following  Last  Closing  Date 130% 18 months  and 1 day to 24  months  following  Last  Closing  Date 125% 24 months  and 1 day to 30  months  following  Last  Closing  Date 120% 30 months and 1 day to 36 months following Last Closing Date 115%


         The following Preferred Stock warrants have been issued:

                               Number of         Price per

Warrantee                      Shares            Share            Exercise Date(1)
---------                      -------           -----            ----------------
Lakeshore International        25                $10,000          June 20, 1998
Queensway International        100               $10,000          June 20, 1998
Concordia Partners L.P.        25                $10,000          June 20, 1998
The Matthew Fund N.V.          15                $10,000          June 20, 1998

                      Total:   165 Preferred Share Warrants


(1) Last date on which Preferred Stock Warrants may be exercised.


         The complete text of the Certificate of Designation is attached hereto as Exhibit 3.


         All of the Preferred Stock warrants issued to the entities named in the table above are subject to the terms and conversion rights of the Preferred Stock. The Preferred Stock warrants are convertible into Preferred Stock at a 1:1 ratio, so that the maximum number of underlying shares of Series A Prefer-red Stock issuable is 165 shares. This will provide that only an addition-al 165 shares of Series AnPreferred Stock may be exercised prior to June 20, 1998.


Common Stock Warrants

         Each purchaser of Series A Preferred Stock pursuant to the Preferred Offering of July 1997 also received certain warrants for the purchase of shares of common stock. These include (i) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is nine (9) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation; (ii) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is twelve (12) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation; and (iii) a warrant or warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33 1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on the date which is fifteen (15) months following the closing hereunder divided by the Fixed Conversion Price, as defined in the Certificate of Designation. The terms of the Nine Month Warrants, including the terms on which the Nine Month Warrants may be exercised for Common Stock, are set forth in the form of the Nine Month Warrants attached hereto. The terms of the Twelve Month Warrants, including the terms on which the Twelve Month Warrants may be exercised for Common Stock, are set forth in the form of the Twelve Month Warrants attached hereto. The terms of the Fifteen Month Warrants, including the terms on which the Fifteen Month Warrants may be exercised for Common Stock, are set forth in the form of the Fifteen Month Warrants attached hereto. The Preferred Stock is also accompanied by a warrant or warrant to purchase, anytime during the first twelve (12) months following the Last Closing, a number of additional shares of Preferred Stock up to the number purchased by Subscriber in the Offering (the "Preferred Warrants") .


         The maximum amount of Common Stock underlying the Preferred Stock warrants is 1,500,000 in total. This maximum would be issued if each holder of preferred warrants redeemed all such warrants for shares of Series A Preferred Stock, converted all of these Preferred Shares into shares of Common Stock at the optimum conversion rate and converted all possible Common Stock warrants (12-, 15- and 18-month warrants plus the option to receive double shares on each of these warrants) into shares of common stock at the optimum conversion rate.


         The Company has issued the following warrants in connection with its offering of Series A Preferred Stock:

                                                                Number of       Price per

Warrantee                              Type of Stock            Shares          Share            Exercise Date(1)(2)
---------                              -------------            -------         -----            -------------------
Swartz Investments, L.L.P.             Common Stock             33,692          $7.346           June 20, 2002
Lakeshore International                Common-9 months                11,344    $7.346           June 20, 2002
The Matthew Fund N.V.                  Common-9 months          6,806           $7.346           June 20, 2002
Concordia Partners L.P.                Common-9 months          11,344          $7.346           June 20, 2002
Queenway Financial Holdings            Common-9 months          45,376          $7.346           June 20, 2002
Lakeshore International                Common-12 months               11,344    $7.346           June 20, 2002
The Matthew Fund N.V.                  Common-12 months         6,806           $7.346           June 20, 2002
Concordia Partners L.P.                Common-12 months         11,344          $7.346           June 20, 2002
Queenway Financial Holdings            Common-12 months         45,376          $7.346           June 20, 2002
Lakeshore International                Common-15 months               11,344    $7.346           June 20, 2002
The Matthew Fund N.V.                  Common-15 months         6,806           $7.346           June 20, 2002
Concordia Partners L.P.                Common-15 months         11,344          $7.346           June 20, 2002
Queenway Financial Holdings            Common-15 months         45,376          $7.346           June 20, 2002

                      Total: 258,302 Common Share Warrants

(1) Last date on which the options may be exercised
(2) The Company could issue 224,610 shares of Common Stock under the Conversion Warrants and 224,610 shares under the Preferred Warrants. Should an additional 165 Preferred Shares be exercised, an additional 224,610 Preferred Warrants of common stock would be available. This will total 707,522 shares of common stock. If the additional 165 Preferred Options are exercised, the same number of Preferred Warrants will be available to the four purchasers of the Preferred Shares.

         The Company has also issued warrants for 300,000 shares of Common Stock pursuant to the issuance of 300,000 shares of Common Stock via a Private Placement Memorandum pursuant to Regulation D, Rule 506 dated July 7, 1996. These warrants are exercisable at $6.00 per share until July 7, 2002.

         When exercised, all warrants will be converted into Common Stock and holders thereof will have all of the rights and prerogatives of all holders of Common Stock of the Company (see "Common Stock" above). The complete texts of the warrants issued in connection with the Preferred Stock offering are listed in Exhibits 5 through 7.

Reserved Common Stock

         The Reserved Common Stock shall be issued in exchange for shares of Series A Preferred Stock upon Notice of Conversion by the Shareholder or at the Company's discretion on a date three years after the Last Closing Date. The Reserved Common Stock shall have all of the rights and privileges of the Common Stock of the Company (see "Common Stock" above).

Voting Requirements

         The Articles of Incorporation require the approval of the holders of a majority of the Company's voting securities for the election of directors and for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to the Articles of Incorporation.

         There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company.

Transfer Agent
         The transfer agent and registrar for the Company's Common Stock is Holladay Stock Transfer, Inc., 4350 East Camelback Road, Suite 100F, Phoenix, Arizona, 85018. Its telephone number is (602) 840-9019.

Shares Eligible for Future Sale

         As of December 31,  1997,  the Company  will have  6,992,185  shares of
Common Stock and 165 shares of Preferred  Stock  outstanding.  Of the  6,992,185 shares of Common Stock outstanding, 2,004,000 shares of Common Stock are beneficially held by "affiliates" of the Company. In addition, options and warrants to purchase 2,132,320 shares of Common Stock will be outstanding. All shares of Common Stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.

         In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least two years, including persons who may be deemed to be "affiliates" of the Company, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the Common Stock then outstanding or, (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume and other limitations described above.

         Prior to this registration, the Common Stock has traded on the OTC Bulletin Board under the symbol "MCAR." No prediction can be made of the effect, if any, of future public sales of "restricted" shares or the availability of "restricted" shares for sale in the public market at the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's "restricted" shares in any public market that may develop could adversely affect prevailing market prices.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Because this registration is for purposes of resale of securities only, this section is not applicable.


                         STATEMENT AS TO INDEMNIFICATION

         The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                           THE COMPANY AND BACKGROUND

         The Company, formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., in the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $0.001 for the purposes of raising capital in order to seek business opportunities believed to hold potential for profit. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware corporation, and Santa Lucia Funding, Inc., a Utah corporation, which then changed its name to Multi-Spectrum Group, Inc. The outstanding shares of Multi-Spectrum Group, Inc. were converted into common shares of Santa Lucia
Funding, Inc. at the exchange rate of 55,305 shares of Santa Lucia for each common share of Multi-Spectrum then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining at $0.001. On November 13, 1992, the Company issued 8,7722,800 shares of its Common Stock to Group of Five, Inc. in exchange for services rendered.

         The Company was inactive during the period from February 1990 to August 1995, at which point the Company acquired the MedCare program for treating incontinence.

         On August 11, 1995, a reverse split of the common stock by a ratio of one new for 1,200 old was effected, with the par value remaining at $0.001. This reduced the total number of shares issued and outstanding to 58,519. On August 14, 1995, the Company acquired the rights to the MedCare Program, a urinary incontinence procedure, in exchange for 2,000,000 shares of its common stock. On August 25, 1995, the Company approved an increase in the authorized capital to 101,000,000 shares of stock, comprised of 100,000,000 common shares with a par value of $0.001 per share and 1,000,000 preferred shares with a par value of $0.25 per share, and approved a name change to MedCare Technologies, Inc.

         On October 1, 1995, the Company's wholly owned subsidiary, MedCare Technologies Corporation, acquired 100% of Manon Consulting Ltd., an Alberta, Canada, corporation, for a nominal value from its owners, Diane Nunziato, a MedCare Technologies, Inc. director, and Philip Tolley and Mel Tolley. The operations of Manon Consulting were terminated on December 31, 1996.

         Narinder Thouli, a member of the Board of Directors, resigned on November 1, 1996. He resigned for personal reasons and did not have any disagreements with the Company. On October 4, 1996 a migratory merger was completed changing the Company's domicile from Utah to Delaware.

         On July 8, 1997, Jeffrey Aronin joined the Company as its President and Chief Operating Officer. He was also elected a Director of the Company. Harmel
S. Rayat, the previous president, remains with the Company in the capacity of Chief Executive Officer and Chairman of the Board.

     On September 17, 1997, Diane Nunziato resigned as a director of the Company and Dr. Jake Jacobo joined the Company as a director. Ms. Nunziato resigned for personal reasons and did not have any disagreements with the Company.

                             DESCRIPTION OF BUSINESS

         MedCare Technologies, Inc. ("MedCare" or the "Company") has developed The MedCare Program, a non-surgical, non-drug, non-invasive and cost effective treatment program for urinary incontinence (UI), as well as pelvic pain, chronic constipation, fecal incontinence, and disordered defecation. The MedCare Program is a multi-modality program based primarily on behavioral techniques for treatment. These techniques include biofeedback using electromyography (EMG), pelvic floor muscle exercises, and bladder and bowel retraining. The program is designed to activate and strengthen the various sensory response mechanisms that maintain bladder and bowel control. The therapy is provided through computerized instrumental EMG biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened, and coordinated.

         Affecting an estimated 25 million Americans, urinary incontinence is the involuntary loss of bladder control and represents a significant cause of disability and dependence. Incontinence is one of the most prevalent, yet severely unrecognized problems in health care today1. And as society ages, the physical, emotional and financial costs to those suffering and the costs to their caregivers, as well as the health care system, is expected to increase dramatically.

-----------
1        Urinary Incontinence Guideline Panel.  "Urinary Incontinence in Adults:
Clinical Practice Guidelines. AHCPR Pub 9-2-0038. Rockville, MD: Agency for Health Care Policy & Research; PHS, HHS: March 1992.

         Despite the prevalence of incontinence, it is widely under diagnosed and under reported primarily because of the social stigma attached to UI. Many individuals are either too ashamed or too embarrassed to report the problem to their doctor or to a health care professional2, 3. Instead, a large number of people prematurely turn to the use of absorbent materials and supportive aids without having their condition properly diagnosed and treated. When sufferers do inquire, they discover that very few doctors are knowledgeable about UI. In fact, so few medical professionals have the adequate training to diagnose and offer treatment options that the U.S. Department of Health and Human Services, Agency for Health Care and Policy and Research, has recommended that information about UI be included in the curricula of undergraduate and graduate health professional schools.

Urinary Incontinence

         In  March  1996,  the US.  Department  of  Health  and  Human  Services
published a Clinical Practice Guideline which estimated that urinary incontinence affects approximately 13 million Americans (of which 85% are woman) at an annual cost of $16 billion. Because the incidence of incontinence is so widely under reported and under diagnosed, many industry observers believe that the total number of sufferers is well over 25 million, with approximately one third of these individuals also experiencing problems with bowel control.

         While most people associate the lack of bladder control with very old people, urinary incontinence affects adults of all ages and crosses all social, economic, racial and gender lines. Ingrid Nygaard, Assistant Professor of Obstetrics and Gynecology at the University of Iowa, conducted a study with 144 female exercisers between the ages of 18 and 21. An amazing 28% of these relatively young individuals experienced urine loss at some point.

         The psychosocial impact of UI imposes a tremendous burden on individuals, their families and health care providers. Patients experience odor, dampness, discomfort, depression, withdrawal from daily activities and a significant quality of life problem. Social interaction with friends and family, and even sexual activity, is restricted or avoided in the presence of incontinence. Many UI sufferers eventually confine themselves to a life of exile in their own homes. The U.S. Department of Health states that urinary incontinence is one of the major reasons why people institutionalize elderly family members, accounting for upwards of 50% of all admissions into nursing homes.

         Incontinence is a symptom rather than a disease. UI can be caused from a variety of pathologic, anatomic and physiological factors including: Damage to pelvic muscles from pregnancy; spina bifida; spinal injury; bladder infections; drug side effects; multiple sclerosis; Parkinson's disease; stroke; diabetes; age related changes in lower urinary tract; obesity and surgery (hysterectomy, cesarean section or prostatectomy) that may damage the bladder or urinary tract. For example, each year about 500,000 men undergo surgery for prostate cancer and approximately 10% of these patients suffer sphincter damage during the procedure, leading to incontinence.


Types of Incontinence
---------------------


         There are six types of UI: urge, stress, overflow, reflex, functional and mixed. Of these six, urge and stress incontinence account for over 90% of all urinary incontinence.


Urge Incontinence
-----------------

         The involuntary loss of urine as a result of an abrupt and strong desire to void. The detrusor muscle, which controls bladder contractions, is irritated, unstable and contracts erratically. Individuals suffering from urge incontinence have the urge to urinate but can not "hold it" until they reach the bathroom. Urge incontinence is more common in older adults.

Stress Incontinence
-------------------

     The involuntary loss of urine during coughing, sneezing, laughing, exercise or other physical activity causes a sudden increase in intra-abdominal pressure. Stress incontinence is seen predominantly in women under 60 and is often caused by a decrease in pelvic muscle strength due to childbirth, surgery or reduced hormones associated with menopause. Men often suffer from stress incontinence after prostate surgery.
-------------
2 Lagace, EA, et al. "Prevalence and severity of urinary incontinence in ambulatory adults: an UPRNet study." J Fam Pract 35, 610-4: 1993 June.

3 Wallace, K. "Female pelvic floor functions, dysfunctions, and behavioral approaches to treatment." Clinics in sports medicine, Vol 13, No 2, 459-481:
April 1994.

Overflow Incontinence
---------------------

         Overflow incontinence occurs when the bladder becomes too full as a result of blockage in the lower urinary tract or injury. This type of incontinence may have a variety of symptoms, including constant dribbling and/or frequency, which is not improved by lying down. In men, it can be the result of an enlarged prostate.

Reflex Incontinence
-------------------

         Reflex incontinence is the loss of bladder control due to impaired nerve function.

Functional Incontinence
-----------------------

         Functional incontinence is caused by factors outside the urinary tract, such as chronic impairments of physical and/or cognitive functioning.

Mixed Incontinence
------------------

         Mixed incontinence sufferers display more than one type of symptom. The most common form of mixed incontinence is a combination of stress and urge incontinence.

Other Relevant Definitions
--------------------------

Electromyography (EMG)
----------------------

         The study of muscle activity via the measurement of electrical signals that muscles give off as they contract.

Biofeedback
-----------

         The technique of making unconscious or involuntary bodily processes (such as heartbeats or brain waves) perceptible to the senses (using an oscilloscope or other device) in order to manipulate them by conscious mental control.

Biofeedback using Surface Electromyography (sEMG)
-------------------------------------------------

         The pelvic floor muscles are assessed with EMG surface vaginal or rectal sensors. The abdominal muscles are also assessed. The sensors are connected to a computer which changes the information into a signal that can be seen on the computer screen in the form of lines or graphs by the clinician and patient. The information received from the biofeedback is used to teach the patient how to make fine adjustments in their muscle activity.

Various Behavioral Programs
---------------------------

         Such as toileting programs, bladder and bowel retraining programs, etc., to help establish a regular schedule for elimination or evacuation.

Behavioral Strategies and Home Programs
---------------------------------------

         Generalize physiological advancements acquired within each treatment session to the patient's life situation.

Bladder Disorders Secondary to Neurological Disorders
-----------------------------------------------------

         Stroke, multiple sclerosis, incomplete spinal cord injury, etc.

Urinary Urgency and Frequency
-----------------------------

         Feeling of constantly having to urinate and/or urinating small amounts of urine numerous times throughout the day and/or night. (Usually one or two times an hour or more).

Hyperactive or Dyssynergic Sphincters
-------------------------------------

         Discoordination of the bladder and the urinary sphincters.

Urinalysis and Culture
----------------------

         Used to check for abnormal ties and/or infection in the urine which can contribute to urinary incontinence.

Bladder Ultrasound
------------------

         Used to assist in bladder training and in assessing how well the bladder empties during voiding.

Urodynamics
-----------

         Neurologic diagnostic tool that measures the transport, storage and elimination functions of the urinary tract.

Electrical Stimulation
----------------------

         Application of electrical current to sacral and pudendal afferent nerve fibers via anal and/or intravaginal electrodes to inhibit bladder instability and improve stiated sphincter and levator ani contractility and efficiency. It can also help to identify the location of pelvic floor muscles.

Vaginal Cones
-------------

         Weighted cones placed in the vagina to help strengthen the pelvic floor muscles.

Anorectal Manometry
-------------------

         Insertion of a catheter into the rectum which is connected to a computer to evaluate resting pressures, squeeze pressures, normal responses in the rectum with rectal distention and aid in pelvic floor muscle retraining and defecation.

Rectal Balloons
---------------

         Inserted in the rectum to help increase sensation and aid in defecation retraining.

Bowel Dysfunctions
------------------

Fecal Incontinence
------------------

         The involuntary loss of stool.

Disordered Defecation
---------------------

         Problems evacuating stool usually due to a non-relaxing puborectalis muscle and/or internal or external anal sphincters.

Bowel Disorders Secondary to Neurologic Disorders
-------------------------------------------------

         Stroke, Spina Bifida, Multiple Sclerosis, etc.

Other Colon Rectal Disorders
----------------------------

         Imperforated Anus, Hirschbrung's Disease, Irritable Bowel Syndrom, etc.

Pelvic Floor Disorders
----------------------

Levator Ani Syndrome
--------------------

         Pain and/or spasm of the levator ani muscle.

Perineal Descent Syndrome
-------------------------

         The pelvic floor is anatomically lower than normal usually due to weak pelvic floor muscles.

Spastic Floor Syndrome
----------------------

         Pain and spasm of the pelvic floor muscles usually due to weakness or excessive tightness of the pelvic floor muscles.

Pelvic Floor Muscle Exercises
-----------------------------

A series of exercises used to help increase pelvic floor muscle strength and endurance.

Current Treatment Options and Their Limitations
-----------------------------------------------

         There are a number of treatment alternatives currently available in the marketplace. Most, however, are either inadequate, too expensive, have adverse side effects, involve health risks, have certain limitations for UI or do not enhance the patient's quality of life. For the minority of UI sufferers that actually seek treatment, gynaecologists, urologists and urogynaecologists usually prescribe a program of therapy that corresponds to the severity of the condition and the physician's familiarity with available treatment methods.


The MedCare Program for Incontinence
------------------------------------

         The MedCare Program is individualized for each patient's needs and circumstances. It focuses on their clinical, cognitive, and residential status to produce a comprehensive program for bladder and bowel disorder sufferers. The MedCare Program is a multi-modality program based primarily on behavioral techniques for treatment. These techniques include biofeedback using EMG, pelvic floor muscle exercises, and bladder and bowel retraining. The Program is designed to activate and strengthen the various sensory response mechanisms that maintain bladder and bowel control. The therapy is provided through computerized instrumental EMG (electromyography) biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened, and coordinated. All patients entering the MedCare Program are initially evaluated by a physician and a biofeedback clinician whose expertise is in bowel and bladder control.

         The MedCare Program is individualized for each patient's needs and circumstances. It focuses on their clinical, cognitive, and residential status to produce a comprehensive program for bladder and bowel disorder sufferers. The fundamental goals for the MedCare Program, as they relate to bladder and bowel function, are:

1. Increase the strength and tone of the pelvic floor muscles that prevent incontinence;
2. Augment the motor efficiency of the striated pelvic floor muscles; 3. Enhance sensory-response systems that trigger motor activity that prevent or limit incontinence;
4. Decrease abnormal motor substitutions that are ineffective in preventing incontinence;
5. Reestablish normal muscle activity that may contribute to voiding and defecation dysfunction;
6. Provide patients with strategies that establish normal bowel and bladder habits;
7. Reduce incontinence and symptoms of urgency and frequency.

To reach these goals the MedCare Program may use the following treatments or procedures:

1.   Biofeedback using EMG (electromyography);
2.   Bladder ultrasound;
3.   Aerodynamicist;
4.   Electrical stimulation of the pelvic floor muscles;
5.   Anorectal Manometry;
6.   Weighted vaginal cones;
7.   Rectal pressure balloons;
8.   Pelvic floor muscle exercises;
9.   Various behavioral programs for bladder and bowel re-training;
10. Behavioral strategies and home programs which generalize gains made within each treatment session to the patient's life situation.

The following disorders respond to this treatment:

Urinary Dysfunction
-------------------

1.   Stress incontinence;
2.   Urge incontinence;
3. Mixed stress and urge incontinence; 4. Bladder disorders secondary to neurologic disorders; 5. Urinary frequency and urgency; 6. Hyperactive or dyssynergic sphincters; 7. Pelvic floor muscle strengthening prior to bladder suspension surgery;

Bowel Dysfunction
-----------------

1. Fecal incontinence, idiopathic, or due to muscle or nerve damage from obstetrical trauma, or surgery;
2. Disordered defecation caused by excessive spasm or activity of the pelvic floor muscles, i.e. constipation, acquired megacolon;
3. Bowel disorders secondary to neurologic disorders, i.e. CVA (stroke), incomplete spinal cord injury, multiple sclerosis, spina bifida, etc.;
4. Hirschbrung's disease; 5. Irritable bowel syndrome;
6. Adjunct to surgical procedures such as muscle transpositions, ostomy reversal surgeries, anal spincteroplasty, and imperforated anus;

Pelvic Floor Disorders
----------------------

1. Levator ani syndrome; 2. Perineal descent syndrome; 3. Spastic floor syndrome.

Admission to The MedCare Program
--------------------------------

         Admission into The MedCare's Program is by a physician's order for pelvic floor muscle strengthening or pelvic floor muscle spasm. The referral may come from a physician who has completely evaluated the patient and has determined that EMG biofeedback therapy in conjunction with behavioral programs is a reasonable treatment for the patient. The referral may also come from a physician who would like more assessment of the patient. In that case, the patient would be referred to the physician working with MedCare's program for evaluation to see if he or she is an appropriate candidate for EMG biofeedback therapy. A patient can also self refer to the MedCare program, but must first be evaluated by the physician working with MedCare's program to see if they are appropriate. The cost of the MedCare program is covered by most insurance companies.

Course of  Treatment
--------------------

         The MedCare Program begins by having the clinician review the patients medical history. The clinician then conducts an in depth verbal interview with the patient regarding his or her bladder or bowel dysfunction. A patient diary is then given to the patient to fill out for a week at a time to better keep track of their symptoms. This diary is reviewed each visit and helps to track patient progress and improvement. The patient then undergoes a physical assessment which varies according to the patients disorder and symptoms. In the case of bladder dysfunction the physical assessment may include EMG measures of the pelvic floor showing baselines, maximum contraction/relaxation, and degree of maladaptive abdominal substitution with attempts at pelvic floor muscle contraction. A bladder scan, catheterization, or aerodynamicist may also be done. These help to evaluate the patients post void residual volumes, bladder compliance, presence of uninhibited bladder contractions, and sensation related to increasing levels of bladder infusion. In the case of bowel dysfunction the physical assessment consists of EMG measures of the pelvic floor muscles showing baselines, maximum contraction/relaxation, degree of maladaptive abdominal substitution with attempts at pelvic floor muscle contractions, and the ability to relax with defecation maneuvers. Anal manometry, may also be done, to show the dynamic characteristics of the pelvic floor, coordination and synchrony of the internal and external anal sphincters, and sensation in response to varying degrees of rectal distention.

         After the evaluation identifies the patients dysfunctional motor patterns, the MedCare treatment program is then individualized to include the modalities that will be used and a home exercise program. At each consecutive treatment session the patient's progress is reviewed, new goals are set, and the patient's program is changed to accommodate their current situation and symptoms.

Length of  Treatment
--------------------

         Treatment sessions are usually one hour in length, one week apart initially with the inter treatment interval increasing thereafter for most ambulatory non neurological compromised outpatients. As a result most patients will be seen over a three to four month period with an average of six to eight treatment sessions. MedCare's program relies on patients following a specific individual home exercise program that is updated during each treatment session. However, if the patient's condition demands more intensive therapy (e.g. neurologic disorders, cognitive dysfunction, pediatric patients), or if the patient's ability to perform the home program is compromised the treatment sessions may need to be scheduled more frequently and over a longer period of time.

Contradictions to Treatment
---------------------------

         The most significant contradictions to MedCare's program is the patient's lack of motivation, inability to follow directions, and failure to remember to do their home exercise program. However, since each patient is assessed carefully and followed closely, the clinician can determine if the patient will benefit from the program. If the patient is found to be inappropriate for therapy, other methods of treatment will be offered such as regular toileting or adaptive equipment. In addition, the evaluating physician may also determine contradictions to therapy such as anatomic obstruction, severe descensus, prolapse, or severe neurologic disorder.

Effectiveness Of The MedCare Program
------------------------------------


         The value and effectiveness of neuromuscular reeducation therapy and behavioral techniques has been well documented by many notable and respected researchers. Studies in the various application of biofeedback (EMG) combined with behavioural treatments, similar to those used in the MedCare Program, report a range of 54% to 95% improvement in incontinence across different patient groups. The researchers of one such study4 were able to obtain a mean 82% reduction in stress incontinence and a range of 30% to 100% reduction in urge incontinence. With regard to fecal incontinence with various age groups, including geriatric patients and children with spina bifida, reports5, 6, 7 indicate a range of 66% to 77% using behavioural and neuromuscular re-education techniques.

         A combined analyses of 22 articles that dealt with behavioral techniques in community dwelling adults were reviewed8 by a subcommittee of behavioral experts and then by external reviewers. The number of patients (both male and female) studied in the combined analyses was 887, with an average age of 53 years. The number of baseline incontinent episodes ranged from 4 to 21 per week, per article, with an overall average of 6 per week. Based on the weighted combined data, the average percent reduction in incontinence frequency at the end of treatment was 64.6%, with a 95% confidence interval ranging from 58.8% to 70.4%.

         Successful application of behavioral treatment and neuromuscular re-education therapy using biofeedback is highly dependent on the knowledge and skill of the health care provider. This very important factor is the principle reason for such a wide percentage range in the studies mentioned above. In contrast, MedCare's protocols are in depth, standardized and comprehensive. All MedCare trained clinicians receive training in every aspect of the treatment program, including familiarity with evaluation techniques, anatomic and physiologic correlates of the different forms and symptoms of bladder dysfunction, instrumentation and behavioral principles that guide the MedCare program for incontinence.

-------------------------
4 Burgio, KL, Whitehead, WE, & Engel, BT. "Urinary Incontinence in the Elderly: bladder/sphincter biofeedback and toileting skills training." Annals of Internal Medicine, 103, 507-515: 1985.

5 Engel, BT, Nikoomanesh, P & Shuster, MM. "Operant conditioning in the treatment of fecal incontinence." The New England Journal of Medicine, 290, 646-649: 1974.

6 Whitehead, WE, Burgio, KL & Engel, BT. "Biofeedback treatment of fecal incontinence in geriatric patients." Journal of American Geriatric Society, 33, 320-324: 1985.

7 Wald, A. "Biofeedback for neurogenic fecal incontinence: rectal sensation is a determinant of outcome." Journal of Pediatric Gastroenterology and Nutrition, 2, 302-306: 1983.

8  Urinary  Incontinence  Guideline  Panel.  "Urinary  Incontinence  in  Adults:
Clinical Practice Guidelines." AHCPR Pub 9-2-00388. Rockville, MD: Agency for Health Care Policy & Research; PHS, HHS: March 1992.

At MedCare's developmental clinic, a study of randomly selected volunteers was conducted to rate the effectiveness of the program. Eighteen subjects with stress, urge or mixed incontinence were chosen with the approval of their physicians. There were three males and fifteen females, with an average age of
64.6. The results of this study revealed a statistically significant reduction in incontinent episodes in the randomly selected patient population. Before the treatment program began, the subjects had an average of 5.5 incontinent episodes per day. After the treatment program, only 2 out of the 18 patients displayed any symptoms of incontinence -- representing an 89% success rate. A 12 month follow-up revealed no tendency for relapse.

         A study using a large patient population base was conducted by Cheryl Aikey. Out of 200 patients, ranging in age from 17 to 89 years of age, the study revealed an overall improvement rate of 77%. The high success rate of MedCare's program, along with ample positive clinical evidence from other independent researchers, supports the Company's expectations that a conservative approach in treating incontinence will become the preferred treatment choice of all sufferers in the near future. At present, the only hindrance to this conversion of treatment modality (surgery, drugs and diapers being the current modalities of choice) is the ignorance of the patient population and the medical community -- few realize that an alternative treatment program exists at the present time.

Expansion of The MedCare Program
--------------------------------

         The MedCare Program is available through the practices of physicians (urologist, urogynecologist, gastroenterologist, and/or colon rectal surgeon) either in a private office, clinic, or a hospital setting.

         For the physician, the MedCare Program is a turn key system that includes equipment, trained personnel, model policies and procedures, billing and collections assistance and an active marketing program in each local community where the Program is available. Inclusive of equipment and training costs, each site is expected to cost around $20,000 to establish.

         As of March 6, 1998, the Company had established (as noted with an " * ") or was in the process of opening a total of twenty four (24) MedCare Program sites in the following cities: Norman, OK* (Dr. Michael M. Blue), Winter Park, FL* (Dr. Jake Jacobo), Denver, CO* (Dr. Rueven Rosen), Raleigh, NC* (Dr. Richard
D. Kane), Kankakee, IL* (Dr. Joel Slutsky), Kingwood, TX* (Dr. Robert Rosen), Toledo, OH* (Dr. Gregory Haselhahn), Lake Worth, FL* (Dr. Mark Lieberfarb), Coral Springs, FL* (Dr. Michael Lazzopina), Phoenix, AZ* (Dr. William Crisp), Fremont, CA* (Dr. Scott Kramer), New York, NY (Dr. Robert Gluck), New Rochelle, NY (Dr. Larry Roberts), Roswell, GA (Dr. Omar Eubanks), Baltimore, MD (Dr. Marci Roenneberg), Stanford, CT (Dr. Jon Waxberg), West Orange, NJ (Dr. Yitzhak Berger), Clackamas, OR (Dr. Herbert Tirjer), Dallas, TX (Dr. Brian Feagins), Amherst, OH (Dr. Steven Leslie), Columbus, OH (Dr. Stephen Richards), Alexandria, VA(Dr. A. Roger Weiderhorn), Albany, NY (Dr. B. Orakondy), Mine Hill, NJ (Dr. Marc Colton), Marketing of The MedCare Program

         In a study of 3,638 patients over age 20 who saw their physicians during an 11 week period, 43% of women and 11% of men (33% overall) reported current UI. 75% of these patients had not yet informed a health care professional, however, more than a third said they would see a physician if treatment were available. In the meantime, many are prematurely drawn to the use of absorbent products as a result of extremely effective marketing by major manufacturers, such as Kimberly Clark, Procter & Gamble and Johnson & Johnson, thus allowing millions of sufferers to hide their condition without anyone ever discovering their UI and resulting in an average sufferer waiting between 7 and 9 years before seeking help.

         This study reveals the crux of the problem: a significant number of incontinence sufferers do not seek medical guidance of any kind either because they are too embarrassed, believe their condition is a normal part of aging or bearing children or are not aware that a genuine medical treatment is available. This general ignorance on the part of the patient is compounded by the fact that so few people in the medical community are knowledgeable.

         When an effort is made to educate and market to incontinence sufferers, most are amazed at the significant drawing power of simple marketing and sales programs. For example, The New York Times reported an incidence in which the authors of "Staying Dry: A Practical Guide to Bladder Control" (Dr. Kathryn L. Burgio, K. Lynette Pearce and Dr. Angelo J. Lucco) were rejected by 50 publishers before Johns Hopkins Press accepted the manuscript. Within several days of a mention of the book in an Ann Landers column, Johns Hopkins Press was flooded by over 20,000 letters. Within a matter of months, over 50,000 copies of the book had been sold, becoming the biggest selling book of its kind in such a short period of time.

         MedCare's marketing and sales strategy is designed to promote general awareness of incontinence and that an effective treatment program is readily available. The majority of the Company's advertising is directed towards the sufferer through a combination of brochures, print ads, direct mail, radio, TV, doctor referrals, seminars and general public relations within a defined area.

The Company's past experience with such marketing has been favorable, with print and referrals being the best source of new patient flow.

         The Company targets much of its marketing and advertising to those individuals that are prime candidates, namely women over the age of 35, men who have undergone prostate surgery, nursing home residents, new mothers, female athletes and current incontinence patients. A secondary audience for MedCare's advertising will be friends and family and the professional audience, which includes gynecologists/obstetricians, general practitioners, family practitioners, geriatricians, gastroenterologists, nurse practitioners, and nursing home administrators. Past experience indicates that once an effective marketing program has been launched, continued draw comes from word of mouth referrals from patients and doctor referrals.


The Program Management Agreement
--------------------------------

         Each physician or practice ("the Practice") who participates in the MedCare Program signs a Program Management Agreement which defines the terms of the Program by which the physician is bound. The Practice is given exclusive authority and responsibility for professional supervision and judgements required in the diagnosis of patients with Conditions and in the selection and performance of Procedures on the Practice's patients. MedCare provides various support and administrative services and assistance in operating the Program, but is specifically excluded from being a provider or supplier of medical or professional services. The Practice also must give MedCare permission to use his or her name, address, phone number and type of practice in lists of MedCare participants and in written and verbal communications with other practicitioners.

Medcare's Obligations
---------------------

         Equipment. MedCare agrees to lease to the Practice the Program Equipment, which is selected, installed and maintained by MedCare and available for use by the Practice on a full-time basis as long as he or she is a member of the MedCare Program. MedCare also assists the Practice in procuring all permits and licenses necessary for the installation and operation of the Program Equipment or any items thereof. Medcare agrees, furthermore, to pay all fees, taxes and other charges that may be levied upon MedCare's ownership of the Program Equipment, although its failure to do so does not constitute a default under the agreement. The physician pays all taxes and charges associated with its use of the Program Equipment. The Company also does not have an obligation to provide new or improved Equipment.

         Technologists. The Program Management Agreement provides for the leasing of employees by MedCare to the Practice who are licensed, qualified and trained to operate the Program Equipment under physician supervision and assist the Practice in the operation of the Program. The Practice has the right to approve or disprove of each Technologist provided by MedCare and must supervise all activities of the Technologist. While present at the Location, the Technologist is considered an employee of the Practice and is subject to the Practice's continued approval and works the hours assigned by the Practice. The Technologist's salary and any other benefits, however, are paid by MedCare. If the Practice so desires, the Company will require the Technologist to sign an employment agreement with the Practice.

         Policies and Protocols. MedCare provides the Practice with model clinical and administrative protocols necessary for the Program, subject to the Practice's approval, in the form of a Policies and Procotols Manual. This manual reflects the clinical activities and methods in which the Technologist is trained and prepared to perform under the supervision of the Practice. The Practice, however, has the ultimate responsibility for approving policies and procedures applicable to the Program and the provision of Procedures to patients of the Practice. MedCare assumes responsibility for coordinating the Practice's billing, collection and other reimbursement services related to the Program; however, the Practice is responsible for performing all billing and collection functions and all billing shall be done in the name of the Practice. The Technologist is responsible for maintaining all patient data for reference and development of case histories in a manner consistent with accepted standards and the Practice's policies and procedures. MedCare will also provide the Practice with training, education and information relative to the Program on an ongoing basis.

The Practice's Obligations
--------------------------

         The Practice agrees to engage MedCare on an exclusive basis as manager of the Practice's programs for the diagnosis and treatment of the Conditions using behavioral and biofeedback techniques. The Practice is required to provide, at its own expense, an area of sufficient space for the performance of the Procedures and for the Program Equipment. This Location must be in or adjacent to the offices of the Practice and must be available on a full-time basis for the operation of the Program. All janitorial and other services necessary for the cleaning and maintenance of the Location must be provided by the Practice. The Practice must also supply all usual office and clinic supplies, furnishings and equipment.

         Program Equipment. The Practice must, at its own expense, provide utilities for the installation and ongoing operation of the Program and the Equipment. MedCare will provide information and specifications regarding required utilities. The Practice is not allowed to remove the Equipment from the Location without the prior written consent of MedCare and must not subject the equipment to any levies, liens or encumbrances.

         Procedures. For each Procedure conducted as part of the Program, the Practice shall determine the appropriate intervention and shall provide the Technologist with information regarding the patient relevant to the Procedure to be conducted. The Practice shall be responsible for obtaining informed consent from the patient prior to the performance of any Procedures. The Practice shall be professionally responsible for, and shall supervise, all such Procedures. The Practice shall also be responsible for the administration of other tests, treatments and procedures not provided as part of the Program as deemed necessary or appropriate by the Practice.

         Technologist. The Practice agrees that the Technologist is an asset of MedCare, and that during the term of this Agreement, and for one year thereafter, no proposal of any business relationship with the Technologist, other than pursuant to the Agreement, shall be made, offered or accepted by the Practice without MedCare's written consent. Otherwise, the Practice may control and direct the Technologist assigned to the Practice by MedCare as a common-law employee.

         Group Practice. If the Practice consists of two or more physicians, it is required to warrant that it meets the definition of a "Group Practice" under 42 USC Section 1395nn and any applicable state laws.

Financial Arrangements
----------------------

         The Practice agrees to pay MedCare a management fee which shall be invoiced monthly by MedCare. Fees not paid on time are subject to a monthly interest charge of no more than 1-1/2 percent multiplied by all amounts past due. The Management fee is a total amount allocated among administration, technologist, billing, intellectual property and equipment costs. The amounts of these fees are considered to be proprietary information of the Company.

Term and Termination
--------------------

         Each Practice Management Agreement is for a period of five years following the Effective Date. The term may be automatically extended for additional five year periods following the expiration of the original term, or following the expiration of each extension period thereafter, unless either the Practice or MedCare notifies the other in writing, within 90 days of the expiration of the applicable period, of its intention to terminate the Agreement. MedCare may terminate for cause if the Practice fails to make payment when due under this Agreement or any other Agreement with MedCare, provided that payment is not made within ten days after notice of such failure has been delivered to the Practice. Either party may terminate the agreement if the other files a petition in bankruptcy, has a receiver, trustee or other court officer appointed, takes advantage of the insolvency laws of any jurisdiction, makes an assignment for the benefit of its creditors or is voluntarily or involuntarily dissolved. Furthermore, either party may request the renegotiation of the terms of this Agreement if any legislative or regulatory change or determination, whether federal or state, would have a significant adverse impact on either party in connection with the performance of this Agreement.

Confidentiality
---------------

         The Practice is prohibited from disclosing or discussing any Information with any person except the Practice's representatives for one year after the Information has been initially disclosed to the Practice. The Practice must use the Information solely in connection with the Program and the provision of Procedures to its patients, and is restricted from using the Information in any way that may be deemed detrimental to MedCare. Upon the request of MedCare, the Practice must promptly return all original documents and all reproductions of information in the possession of the Practice. All derivative documents in the possession of the Practice containing or reflecting any Information must be destroyed under the supervision of an authorized officer of the Practice and written certificate of the destruction must be provided to MedCare by the Practice. For the course of this Agreement and for two years after its termination, the Practice and its members, employees, agents, representatives and affiliates are restricted from entering into any joint venture, independent contract or other business relationship with any MedCare employees without the Company's express consent.

Insurance
---------

         The Practice is responsible for all professional liability risks associated with the performance of the Procedures on its patients, including the performance of Procedures by the Technologist under the supervision of a physician member of the

Practice. The Practice agrees to maintain professional liability insurance of no less than $1,000,000 aggregate liability per policy year. MedCare agrees to maintain comprehensive general liability insurance covering MedCare's responsibilities pursuant to the Agreement with a limit of liability of no less than $1,000,000 aggregate per policy year, as well as worker's comepnsation insurance covering the Technologist and products liability insurance with a limit of liability of no less than $1,000,000 aggregate per policy year.


Competitive Treatment Options for UI
------------------------------------

         Some currently available alternatives for the treatment of urinary incontinence include:

         Absorbent Products and Diapers: Similar to baby diapers, adult diapers and pads capture urine upon leakage. While the product has improved over the last few years, most users find the bulky size, inconvenience, lack of control over urine flow, discomfort from wetness, embarrassment over the appearance and odor of urine and ongoing cash outlay to be major disadvantages. It has been estimated that the typical UI sufferer in the United States spends between $1200 to $1500 annually on these types of products. Retail sales of adult absorbent products surpassed $1.6 billion last year according to industry sources, compared to $496 million in 1987 and just $173 million in 1982. Early dependency on absorbent products is often a deterrent to continence by giving the wearer a false sense of security and removes their motivation to seek evaluation and treatment. When used improperly, absorbent products may contribute to skin breakdown and urinary tract infections. As a result, meticulous care and frequent changes are required.

         Surgery: A variety of surgical procedures are utilized more for stress incontinence than urge or mixed incontinence. Surgeries usually involve elevating and stabilizing the urethra and the bladder neck in order prevent hypermobility. These procedures are delicate, complicated procedures whose success depends on a number of factors, including the degree of the pathology and the operating physician's experience. Accordingly, outcomes are generally varied. Surgery is quite an expensive and traumatic procedure requiring a hospital stay and several weeks of recovery time. A typical bladder suspension, for example, costs over $10,000 to perform. An estimated 60,000 bladder suspension procedures are performed annually in America.

         Indwelling Catheters: An indwelling, or Foley, catheter is a closed sterile system inserted into the bladder through the urethra in order to allow for drainage of the bladder directly through a tube into a urine collection bag. While the individual typically remains dry, most experience the inconvenience of the long tube and collection bag. For continuous users, urinary tract infections are of concern.

         Implanting Devices and Injectable Materials: Implantation of foreign materials into the body, such as an artificial sphincter, are used relatively infrequently due to the highly invasive and high complication rate as compared with other procedures. Injectables, which include collagen, polytetrafluoroethylene and other materials, are inserted into the tissue surrounding the urethral sphincter using a small-gauge hypodermic needle under local anaesthesia. The injection of the material increases muscle tone of the sphincter by increasing bulk and offering greater resistance to urine flow.

         Periurethral injections generally show promise when used in patients suffering from specific anatomical defects, principally intrinsic sphincteric deficiency, thus limiting its use to about 10% to 15% of the UI population. In addition to the high cost of such injections, around $2,500, there is some degree of side effects.

         Electrical Stimulation: Electrical stimulation involves the application of a low level electric current to stimulate or inhibit the pelvic muscles or their nerve supply.

         Mechanical Devices: Most mechanical devices, such as vaginal pessaries, diaphragm rings and other inflatable and non-inflatable devices, work by supporting the urethrovesical junction. Despite their wide availability, these products have not gained wide acceptance among UI sufferers. In addition to the difficulty of properly fitting patients with these devices, other potential adverse side effects include vaginal discharge and tissue erosion.

         Drugs: Drugs typically used for the treatment of incontinence act on the nerve receptors associated with the bladder neurotransmitter system and generally alleviate the symptoms in part but are seldom curative. Drugs also may cause adverse side effects, often affecting the cardiovascular and circulatory systems, along with the possibility of urinary retention and unwanted interactions with other drugs. Currently, most drugs require continual, life long usage in order to control urinary incontinence symptoms.

         "Ma & Pa" Clinics: At present, there are a number of small incontinence clinics, or ancillary programs, offered by doctors, hospitals or therapists, scattered across North America that use a combination of currently available non-invasive alternative treatment options to treat UI patients. While most of these clinics have limited financial strength for adequate marketing and advertising and often operate a "ma and pa" type of business, the Company expects better financed and more sophisticated competition to emerge in the future.

         Ignorance of Sufferers And The Medical Community: The greatest competition, by far, comes from the ignorance of the marketplace. A significant number of incontinence sufferers do not seek medical guidance of any kind either because they are too embarrassed, believe that their condition is a normal part of aging or bearing children or are not aware that a genuine medical treatment is available. Not only are UI sufferers ignorant of the care and treatment options available for their condition, but so are a vast number of people in the medical profession. In fact, so few doctors are knowledgeable about UI that the Agency for Health Care Policy and Research recommended that information about UI be included in the curricula of undergraduate and graduate health professional schools.

Employees
---------

         At December 31, 1997, the Company employed 17 full time persons. As of March 6, 1998, the Company employed 27 full time persons. To the best of the Company's knowledge, none of the Company's officers or directors is bound by restrictive covenants from prior employers. None of the Company's employees are represented by labor unions or other collective bargaining groups.

Year 2000 Issues
----------------

         All of the Company's computer systems, including hardware and software, in both corporate and clinical use, utilize the date format specified in the underlying operating system of Windows 95 and, as a result, are fully Year 2000 compliant. The Company's clinical software, the "Myoexerciser," can store dates from year 0 to 9999. As a result, the Company does not anticipate any Year 2000 issues to arise, nor will there be any expenses required in order to resolve Year 2000 issues.

History of the Company
----------------------

         Except for the historical information contained herein, the discussion in this Registration Statement contains certain forward-looking statements that involve risk and uncertainties, including, but not limited to, product and service demand and acceptance, changes in technology, changes in insurance reimbursement, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. The Company's actual results could differ materially from those discussed here.

         The Company, formerly known as Multi-Spectrum Group, Inc., was incorporated under the name Santa Lucia Funding, Inc., in the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $0.001 for the purposes of raising capital in order to seek business opportunities believed to hold potential for profit. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware corporation, and Santa Lucia Funding, Inc., a Utah corporation, merged into Santa Lucia Funding, Inc., a Utah corporation, which then changed its name to Multi-Spectrum Group, Inc. The outstanding shares of Multi-Spectrum Group, Inc. were converted into common shares of Santa Lucia Funding, Inc. at the exchange rate of 55,305 shares of Santa Lucia for each common share of Multi-Spectrum then issued and outstanding. In addition, the number of common shares authorized was increased from 50,000,000 to 100,000,000 with the par value remaining at $0.001. On November 13, 1992, the Company issued 8,7722,800 shares of its Common Stock to Group of Five, Inc. in exchange for services rendered.

         The Company was inactive during the period from February 1990 to August 1995, at which point the Company acquired the MedCare program for treating incontinence.

         On August 11, 1995, a reverse split of the common stock by a ratio of one new for 1,200 old was effected, with the par value remaining at $0.001. This reduced the total number of shares issued and outstanding to 58,519. On August 14, 1995, the Company acquired the rights to the MedCare Program, a urinary incontinence procedure, in exchange for 2,000,000 shares of its common stock. On August 25, 1995, the Company approved an increase in the authorized capital to 101,000,000 shares of stock, comprised of 100,000,000 common shares with a par value of $0.0001 per share and 1,000,000 preferred shares with a par value of $0.25 per share, and approved a name change to MedCare Technologies, Inc.

         On August 15, 1995, the Company authorized in a Private Placement Memorandum, pursuant to Regulation D, Rule 504, offering 4,200,000 shares of its common stock at a price of $0.15. This offering was conducted in order to raise money for further research and development on the MedCare Program and was broken down as follows: $300,000 for public relations and advertising, $155,000 for market research and development, $45,000 for consulting, $25,000 for miscellaneous expenses and $75,000 as a cash reserve. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000.

         On October 1, 1995, the Company's wholly owned subsidiary, MedCare Technologies Corporation, acquired 100% of Manon Consulting Ltd., an Alberta, Canada, corporation, for a nominal value from its owners, Diane Nunzianto, a MedCare Technologies, Inc. director and Philip Tolley and Mel Tolley. On December 31, 1995, the Company issued 16,666 shares of its common stock for $50,000 cash and 25,000 shares of its common stock in exchange for consulting services with a value of $75,000. The operations of Manon Consulting were terminated on December 31, 1996.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on June 20, 1996 and completed on August 15, 1996. This offering was for 50,000 shares of common stock at $4.75 per share for a total offering of $237,500. The proceeds from this offering were used for equipment purchase, advertising and marketing, and working capital.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on November 18, 1996 and completed on December 24, 1996. This offering was for 56,000 shares of common stock at $4.50 per share for a total offering of $252,000. The proceeds from this offering were used for equipment purchases, advertising and marketing and working capital.

         Narinder Thouli, a member of the Board of Directors, resigned on November 1, 1996. He resigned for personal reasons and did not have any disagreements with the Company. On October 4, 1996 a migratory merger was completed changing the Company's domicile from Utah to Delaware.

         During fiscal 1997, the Company issued three private placement memoranda. On February 1, 1997, an offering was begun pursuant to Regulation D, Rule 506 for 176,000 shares of common stock at $6.25 per share for a total offering of $1,100,000. This offering was completed on February 4, 1997. The proceeds were used for working capital and expansion of the MedCare Program.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 506 on July 7, 1997 for 300,000 shares of common stock at $6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002 for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program.

         On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The total offering was for three hundred shares for a total of $3,000,000, with a minimum offering of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The Preferred Stock was accompanied by warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33-1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as defined in the Certificate of Designation. In conjunction with this offering, an Escrow Agreement was entered into with Swartz Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent.

         At this time, the Company also filed a Certificate of Designation with the State of Delaware in conjunction with this offering. This Certificate was approved on July 7, 1997 and designates 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A stock. This stock has been assigned an issue price of $10,000 per share with an eight percent (8%) per annum accretion rate. The rank of this stock has been assigned as being senior to all Common Stock of the Company, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, senior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on par with any Series A Preferred Stock of whatever subdivision, and on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock. No dividend rights have been granted to this stock.

         The conversion terms outlined in the Certificate of Designation state that holders of the Series A Preferred Stock can convert their stock on or after a period of no less than four months from the closing date into Common Stock using the formula per share of Series A Preferred Stock:

                          (.08)(N/365)(10,000) + 10,000
                          -----------------------------
                                Conversion Price

The Conversion Price is determined as the lesser of 115% of the average Closing Bid Price for the five trading days ending on June 6, 1997, which is $7.346 or X% of the average Closing Bid Price of the Company's Common Stock for the five trading days immediately preceding the Date of Conversion, where X is determined as follows:

         # of months between Last Closing
         and Date of Conversion                      "X"
         4-6 months                                  90%
         6 months-1 year                             87.5%
         9 months, 1 day-12 months                   85%
         more than 12 months                         80%


         The Company also has the right to redeem the Series A Preferred Stock upon receipt of Notice of Conversion at a rate of the Stated Value times 1.10 to
1.2 or may redeem the stock at its own election at 115% to 130%, depending on the length of time.

         The Placement Agent and its employees and affiliates were granted a total of 165 Preferred Stock options and 258,302 Common Stock options in conjunction with this offering. These warrants have been issued pursuant to a Placement Agent Agreement between the Company and Swartz Investments, LLC, a Georgia limited liability company, as Placement Agent. According to this agreement, the Placement Agent agreed to find subscribers for the Company's Preferred Stock Series A offering in exchange for a placement fee of 5-1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercises a preferred warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants (i) warrants to purchase stock equal to 7-1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Disclosure), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a Stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share, as defined in the Certificate of Disclosure. The Placement Agent Agreement also contains cashless exercise and reset provisions.


         On July 8, 1997, Jeffrey Aronin joined the Company as its President and Chief Operating Officer. He was also elected a Director of the Company. Harmel
S. Rayat, the previous president, remains with the Company in the capacity of Chief Executive Officer and Chairman of the Board.

         On September 17, 1997, Diane Nunziato resigned as a director of the Company and Dr. Jake Jacobo joined the Company as a director. Ms. Nunziato re-signed for personal reasons and did not have any disagreements with the Company. On November 7, 1997, Mr. Greg Wujek joined the Company as its Vice President of Managed Care.

         The Company has also issued shares pursuant to the following stock option plans:

     1995Stock Option Plan (500,000  shares  exercisable at $3.00 until December
         31, 2001)
     1996Stock Option Plan (300,000  shares  exercisable at $4.50 until June 20,
         2001)
     1997Stock Option Plan (200,000 out of 500,000  shares  exercisable at $4.50 until November 18, 2001)
     1997Stock Option Plan (300,000 out of 500,000  shares  exercisable at $6.50 until July 1, 2005)

                                  GOING CONCERN

         The going concern opinion of the independent accountant, as disclosed in the Company's Independent Auditors Report attached to Part F/S, is as follows:

         "The Company is a development stage Company as defined in Financial Accounting Standards Board Statement No. 7. The Company is devoting substantially all of its present efforts in establishing a new business and although planned principal operations have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about the Company's ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         The Company's executive offices are located at 1515 West 22nd Street, Suite 1210, Oak Brook, Illinois, 60521. Its telephone number is (630) 428-2859.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The following discussion should be read in conjunction with the financial statements and notes thereto included with this Form SB-2. Except for the historical information contained herein, the discussion in this Registration Statement contains certain forward-looking statements that involve risk and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this document should be read as being applicable to all related forward-looking statements wherever they appear in this document. The Company's actual results could differ materially from those discussed here. Factors that could cause differences include those discussed above in "Risk Factors", as well as discussed elsewhere herein.

Overview

         The Company has developed The MedCare Program, a non-surgical, non-drug, non-invasive and cost effective treatment program for urinary incontinence, as well as pelvic pain, chronic constipation, fecal incontinence, and disordered defecation. The MedCare Program is a multi-modality program based primarily on behavioral techniques for treatment. These techniques include biofeedback using electromyography (EMG), pelvic floor muscle exercises, and bladder and bowel re-training. The program is designed to activate and strengthen the various sensory-response mechanisms that maintain bladder and bowel control. The therapy is provided through computerized instrumental electromyography biofeedback and is based on operant conditioning strategies whereby specific physiological responses are progressively shaped, strengthened, and coordinated.

         To date, MedCare has not received any significant revenues due to the early stage nature of the Company's business and has incurred ongoing operating losses due to costs related to research, business development, management and staff recruitment, establishing training systems and providing ongoing training, development of advertising and marketing programs, and other costs associated with establishing corporate infrastructure necessary for expanding The MedCare Program on a national basis. Although planned principal operations have commenced, substantial revenues have yet to be realized.

Results of Operations

         The Company had revenues of $91,802, $0 and $0 for the years ended December 31, 1997, 1996 and 1995. During 1997, the majority of the Company's revenues were from three early stage MedCare Program sites, and while the revenues generated were not significant, these first few sites provided much of the Company's insight with regards to advertising, marketing, billing and business development. The information gathered from these early stage developmental centers is being used to establish additional MedCare sites, a few in late 1997, but most of which are expected to open in 1998. To date, the Company has not relied on any revenues for funding. During the next several years, the Company expects to derive the majority of its potential revenues from the opening of new MedCare Program centers in the United States, and possibly select foreign markets.

         During 1997, the Company incurred $1,515,459 in General and Administrative expenses, an increase of 235% over 1996 expenses of $452,037, and resulted in $.23 per share loss for the year ended December 31, 1997, versus a $.08 per share loss for the year ended December 31, 1996. This increase is primarily attributable to costs associated with the development of advertising and marketing programs, public relations, hiring and training expenses of clinical and managerial personnel, travel, legal and accounting, and ongoing general operating expenses. Interest income was $119,146, $2,801 and $0 for the years ended December 31, 1997, 1996 and 1995, respectively. Interest earned in the future will be dependent on Company funding cycles and prevailing interest rates. There was no interest expense incurred on notes payable of $1,000 and $48,135 during the year ended December 31, 1997 and December 31, 1996. During 1997, the Company accrued a total interest payable of $70,521, compared to $0 and $0 during 1996 and 1995, respectively, on its 8%, Series A Preferred Shares.

         The Company has incurred start up costs from January 1, 1995 to September 30, 1995 amounting to $542,706. This total amount, along with additional operating expenses, was charged to operations during the year ended December 31, 1995, resulting in a total loss of $689,713 or $0.35 loss per share. Total expenses decreased by 35% for the year ended December 31, 1996, resulting in a total loss $449,236 or $0.08 per share. This decrease in expenses during 1996 compared to 1995 was a result of few clinical openings during the year, limited managerial and personnel hiring expenses and limited advertising and marketing charges.

         As of December 31, 1997, the Company's accumulated deficit was approximately $2,544,727, and as a result, there has been no provision for income taxes. The Company has net operating losses that will expire beginning with the years 2002 through 2012, in the amount of $1,363,751, $449,236, $689,713 and $42,027 in 1997, 1996, 1995 and prior years, respectively, unless utilized by the Company.

Liquidity and Capital Resources
-------------------------------

         MedCare Technologies has financed its operations primarily through private placements of Common Shares, Preferred Shares and the exercise of Stock Options totaling $4,788,500, less offering expenses of $123,750, for the year ended December 31, 1997, and $611,000 for the year ended December 31, 1996. At December 31, 1997, the Company had a cash balance of $3,440,791, compared to a cash balance of $220,562 at December 31, 1996.

         The Company's future funding requirements will depend on numerous factors, including the Company's ability to establish and operate profitability current and future MedCare Program locations, recruiting and training qualified management and clinical personnel, competing against any potential technological advances in the treatment of urinary incontinence and other afflictions of the pelvic floor area, and the Company's ability to compete against other better capitalized corporations who offer alternative or similar treatment options for urinary incontinence and other afflictions of the pelvic floor area.

Plan of Operations
------------------

General
-------


     The Company plans to establish approximately 90 MedCare Program sites in calendar 1998. Each MedCare Program site costs approximately $25,000 to $30,000, including training, equipment, travel and other miscellaneous costs. The total start-up investment does not include any lease or office infrastructure charges, as the Company's business model calls for its Program sites to be located inside physician practices, with all building and other incidental charges being covered. Since the Company's business is very early stage and there are no similar clinical systems operating within physician offices to emulate, the Company's business model has gradually evolved and has been refined as management gains actual experience. The Company's best estimate for first and second year operating revenues and expenses are based upon an extrapolation of actual results at several existing MedCare Program sites that have certain attributes that management believes is ideal and will be incorporated into all future new locations, such as multiple doctors, certain insurance reimbursements rates, demographics, and so forth. For example, over the last four months, the Company's seven month old MedCare Program in Raleigh, North Carolina, has averaged $20,400 in monthly revenues, consistent with the Company's projections.

     During the first twelve months of clinical growth, the Company expects its single clinician to experience a gradual rise in the number of monthly patient visits, from 60 in the first month and rising to 120 visits by month 12. Thereafter, and during the second year of operations, the Company expects its patient traffic to remain constant at 120 patient visits per month. While the revenue stream is expected to grow gradually during the early stages, the Company expects its clinical expenses to remain constant, because only one clinician is required to support the patient traffic expected.

     The expenses listed in the Company's projections below are for a single site and do not include corporate expenses, such as management, support staff and sale personnel salaries, rent, legal and accounting, financial public relations, clinician training and travel and corporate advertising and marketing.



                                            Year 1                     Year 2
                                            ------                     ------
Revenues                                    $193,500                   $266,400
General and Administrative Expenses         67,200                     67,200
Total Expenses                              67,200                     67,200
Income                                      126,300                    199,200


         The Company estimates that start-up costs for the 90 new sites in calendar 1998 will total $2.7 million, corporate and head office expense will total approximately $2.6 million. Together with approximately $4 million in cash, anticipated revenues of approximately $8.2 million and resultant cash flows from the Company's operating MedCare Program sites will allow the Company to operate and execute its business plan without the need of any additional funding.

                             DESCRIPTION OF PROPERTY

         The Company's principal office is located at 1515 West 22nd Street, Suite 1210, Oak Brook, Illinois, 60521. This office is 2400 square feet and is subleased for $4800 per month, plus operating expenses of approximately $400 per month, for one year, with an option to renew every year for 5 years. The Company also leases 1,500 square feet of office space located in Vancouver, British Columbia for $2,000 per month, plus operating expenses of approximately $200 per month. This space has been leased for a period of one year, with an option to renew for a second year, and is owned by one of the Company's directors and by the Chairman's wife.

         The Company does not purchase or lease property on behalf of its MedCare Program participants. Instead, the Company typically enters into a "Practice Management Agreement" ("PMA") with a physician, usually a urologist, urogynaecologist or gynaecologist in order to manage the incontinence portion of their practice. The PMA calls for the Company to provide a trained clinician, usually a nurse, electromyography equipment and a comprehensive marketing campaign that would include direct advertising, print, speeches, etc. The physician is required to provide a dedicated examining room, typically 10' x 10' or larger in size, at no charge and for the duration of the PMA, usually for a five year term. Simply stated, the Company's advertising and marketing attracts patients who suffer from urinary incontinence, who are then evaluated by the physician, after which they are treated using the MedCare Program.


                              CERTAIN TRANSACTIONS

         On October 1, 1995, the Company acquired 100% of Manon Consulting Ltd. for nominal value. Diane Nunziato, a director of the Company until September 17, 1997, was a director and minority shareholder of Manon Consulting at the time of the transaction, which was approved by both boards after disclosure. The Company operated its Calgary clinic through Manon Consulting until the closure of this clinic on December 31, 1996. Since Manon Consulting has no historical profitability and is partially responsible for the development of the MedCare program through Manon Consulting's clinical activities, the Company acquired Manon Consulting for nominal value.


              MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                              STOCKHOLDER MATTERS.

Market Information
------------------

         The Company's common stock trades on the NASD Electronic Bulletin Board under the symbol MCAR. The following table sets forth the high and low sale price information as reported by America Online for the periods indicated:


                                                     High              Low
                  January-March 1997                 $8.25             $6.75
                  April-June 1997                    $8.0625           $6.25
                  July-September 1997                $9.25             $6.875
                  October-December 1997              $8.125            $7.625

Holders
-------

         As of February 17, 1998, there were approximately 255 stockholders of record of the Company's Common Stock.

Dividend Policy
---------------

         The Company has never paid a dividend and does not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain the Company's earnings, if any, for the development of the Company's business.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or awarded to the Company's chief executive officer and to each of the Company's three most highly compensated executive officers other than the chief executive officer whose salary and bonus for the latest fiscal year exceeded $100,000, for services rendered to the Company in 1996 and 1995.

Summary Compensation Table
--------------------------

                                                                                Long-Term Compensation
                                                                                        Awards
                                              Annual Compensation

                                                                                Securities
Name and Principal                                             Other Annual     Underlying       All Other
Position                   Year     Salary           Bonus     Compensation     Options          Compensation
--------                   ----     ------           -----     -------------    -------          ------------
Harmel S. Rayat,

   President & CEO         1995     $0               $0                0        150,000                  0
Valerie Boeldt-

   Umbright, Director      1995     $0               $0                0        0                        0
Harmel S. Rayat,

   President & CEO         1996     $0               $0                0        160,000                  0
Valerie Boeldt-
   Umbright, Director      1996     $12,687.50       $0                0        40,000                   0
Harmel S. Rayat
   Chairman & CEO          1997     $40,000          $0                0        0                        0
Valerie Boeldt-
   Umbright, Director      1997     $49,833          $0                0        115,000                  0
Jeffrey S. Aronin,
   President, Director     1997     $46,433          $0                0        250,000                  0


Option/SAR Grants to Officers and Directors in Last Fiscal Year

                                            Percent of total options/
                           Options/SARs     SARs granted to employees           Exercise or
Name                       Granted (#)      in fiscal year                      base price ($/Sh)        Expiration Date
----                       -----------      --------------                      -----------------        ---------------
Harmel S. Rayat,           0                0%                                  N/A                      N/A
   Chair & CEO

Jeffrey S. Aronin,         250,000          50%                                 $6.50                    July 1, 2005
   President, Director

ValerieBoeldt-             100,000          20%                                 $4.50                    November 18, 2001
   Umbright, Director      15,000           3%                                  $6.50                    July 1, 2005

Michael M. Blue,           60,000           12%                                 $4.50                    November 18, 2001
   Director                15,000           3%                                  $6.50                    July 1, 2005

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                           Shares Acquired                             Number of unexercised
                           on exercise (#)                             options/SARs at            Value of unexercised
                           exercisable/              Value             FY-end (#) exercisable/    in-the-money options/SARs
Name                       unexercisable             realized ($)      unexercisable              at FY-end ($)
----                       -------------             ------------      -------------              -------------
Harmel S. Rayat,           0                         $0                310,000                    $1,170,000
   Chair & CEO

Jeffrey S. Aronin,         0                         $0                250,000                    $1,625,000
   President, Director

Valerie Boeldt-            0                         $0                155,000                    $727,500
   Umbright, Director



                                       40





Michael M. Blue,           0                         $0                115,000                    $547,500
   Director


1995 Stock Option Plan. The 1995 Stock Option Plan has 500,000 shares reserved for issuance at $3.00 per share until December 31, 2001 and have no vesting period. The individuals listed below have these options:

Name of Optionee                    Total Reserved             Number Exercised         Year Exercised
Harmel S. Rayat                     150,000                    None                     N/A
Bhupinder Mann                      100,000                    13,000                   1996
                                                               17,000                   1997
                                                               6,000                    1998*
Ranjit Bhogal                       100,000                    11,000                   1996
                                                               17,000                   1997
                                                               6,000                    1998*
Herdev S. Rayat                     100,000                    13,000                   1996
                                                               18,500                   1997
                                                               6,000                    1998*
Frank Mueller                       10,000                     None                     N/A
Sarbjit Thouli                      10,000                     1,500                    1997
Grant Mackney                       10,000                     None                     N/A
Todd Weaver                         10,000                     None                     N/A
Dave Gamache                        10,000                     None                     N/A

1996 Stock Option Plan. The 1996 Stock Option Plan has 300,000 shares reserved for issuance at $4.50 per share until June 20, 2001 and have no vesting period. The individuals below have these options:

Name of Optionee                    Total Reserved             Number Exercised         Year Exercised
Valerie Boeldt-Umbright             40,000                     None                     N/A
Terry Johnson                       60,000                     3,000                    1996
                                                               17,000                   1997
                                                               6,000                    1998*
Harmel S. Rayat                     160,000                    None                     N/A
Michael M. Blue                     40,000                     None                     N/A

1997 Stock Option Plan. The 1997 Stock Option Plan has 500,000 shares reserved for issuance. 200,000 options are exercisable at $4.50 per share until November 18, 2001 and 300,000 options are exercisable at $6.50 per share until July 1, 2005. The individuals listed below have these options:

Name of Optionee                    Total Reserved     Exercise Price   Number Exercised     Year Exercised
----------------                    --------------     --------------   ----------------     --------------
Valerie Boeldt-Umbright             100,000            $4.50            None                 N/A
                                    15,000             $6.50            None                 N/A
Terry Johnson**                     40,000             $4.50            3,000                1997
                                    20,000             $6.50            None                 N/A
Michael M. Blue                     60,000             $4.50            None                 N/A
                                    15,000             $6.50            None                 N/A
Jeff Aronin***                      250,000            $6.50            None                 N/A

* Exercised in the first quarter of 1998.
** Transferred from Nicole Alagich and Charles Grahn and approved by Board on March 16, 1998. *** Subject to employment agreement with 100,000 options already vested and 100,000 vesting each year for 4 years beginning July 1998. 100,000 options is a bonus if sales of $10,000,000 are reached by December 31, 1998.

Directors' Compensation
-----------------------

         Director received no compensation for each meeting attended except for out-of-pocket expenses.

                              FINANCIAL STATEMENTS

                        C O N T E N T S

Independent Auditors' Report  . . . . . . . . . . . . . . . . . . . . .     F-1

Consolidated Balance Sheet at December 31, 1997 and 1996. . . . . .     F-2 F-3

Consolidated Statement of Operations for the years ended
   December 31, 1997, 1996 and 1995. . . . . . . . . . . . . . . . .    F-4 F-5

Consolidated Statement of Stockholders' Equity (Common) from Inception (January 17, 1986) Through December 31, 1997 . . . F-6 F-11

Consolidated Statement of Stockholders' Equity (Preferred) from Inception (January 17, 1986) Through December 31, 1997 . . . F-12 F-15

Consolidated Statement of Cash Flows for the years ended
   December 31, 1997, 1996 and 1995. . . . . . . . . . . . . . . .     F-16 F-17

Notes to the Consolidated Financial Statements . . . . . . . . . . .   F-18 F-26

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                  INDEPENDENT AUDITORS' REPORT

Board of Directors
MedCare Technologies, Inc. and
Subsidiaries
Oak Brook, Illinois 60521

We have audited the accompanying consolidated balance sheet of MedCare Technologies, Inc. and Subsidiaries (A Development Stage Company), (the Company), as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Clancy  and Co., P.L.L.C.
Phoenix, Arizona
March 2, 1998

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development  Stage  Company)  CONSOLIDATED  BALANCE
                           SHEET DECEMBER 31, 1997 AND 1996


                               ASSETS

                                                    1997              1996

Current Assets
  Cash                                              $ 3,440,791       $ 219,775

  Accounts Receivable - Trade                            47,286           7,351
  Prepaid Expenses                                       63,813          29,117
                                                      ---------         -------
  Total Current Assets                                3,551,890         256,243


Property and Equipment
  Office Equipment                                       21,069           5,274
  Medical Equipment                                      29,799          11,953
                                                      ---------         -------
                                                        50,868           17,227
  Less Accumulated Depreciation                         17,342            7,796
                                                      ---------         -------
  Net Book Value                                        33,526            9,431

Other Assets
  Intangible Assets - The MedCare Program  (Note 3)      1,000            1,000
                                                      ---------         -------
  Total Other Assets                                     1,000            1,000
                                                      ---------         -------

Total  Assets                                       $3,586,416        $ 266,674
                                                    ===========       =========

     The accompanying notes are an integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
               (A Development Stage Company) CONSOLIDATED BALANCE
                        SHEET DECEMBER 31, 1997 AND 1996


                          LIABILITIES AND STOCKHOLDERS'
                                     EQUITY

                                                     1997          1996

Current Liabilities

  Accounts Payable and Other Accrued Liabilities     $   15,796    $  19,791

  Notes Payable - Related Parties                         1,000       25,000

  Notes Payable - Officers                                    0       12,500
                                                     ----------    ---------
  Total Current Liabilities                              16,796       57,291

Stockholders' Equity

  Preferred Stock: $.25 Par Value, Authorized
   1,000,000; Issued and Outstanding, 165
   Convertible Series A Shares at December 31,
   1997 and None at December 31, 1996                        41            0


  Common Stock: $0.001 Par Value,  Authorized
   100,000,000; Issued and Outstanding, 6,992,185
   Shares at December 31, 1997 and 6,445,185 at
   December 31, 1996                                      6,992        6,445

  Additional Paid In Capital                          6,107,314    1,372,631

  Loss Accumulated During The Development Stage      (2,544,727)  (1,169,693)
                                                     -----------  -----------
  Total Stockholders' Equity                          3,596,620      209,383
                                                     -----------  -----------
Total Liabilities and Stockholders' Equity          $ 3,586,416  $   266,674
                                                     ===========  ===========

  The accompanying notes are an integral part of these financial statements.

               MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      (A Development Stage Company)
                  CONSOLIDATED STATEMENT OF OPERATIONS
       FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995, AND
            FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                        THROUGH DECEMBER 31, 1997

                                      Loss
                                   Accumulated
                                   During The
                              Year ended   Year ended   Year ended  Development
                              December     December     December    Stage
                              31, 1997     31, 1996     31, 1995    (Unaudited)
Revenues                      $   91,802   $       0    $        0  $    91,802

Expenses
  General and Administrative   1,515,459     452,037       689,713    2,699,236
                              ----------   ---------    ----------  ------------
Operating Loss                (1,423,657)   (452,037)     (689,713)  (2,607,434)

Other Income (Expense)


  Interest Income                119,146       2,801             0      121,947
  Loss From Discontinued
    Operations                    (4,489)          0             0       (4,489)
  Gain on Sale of Subsidiary      15,770                         0       15,770
                               ----------    -------       -------    ----------
  Total Other Income (Expense)   130,427       2,801                    133,228
                               ----------    -------       -------    ----------

Net Loss                       (1,293,230)   (449,236)     (689,713) (2,474,206)

Net Loss Available to
  Common Shareholders          $(1,363,751)  $(449,236)  $(689,713) $(2,544,727)


  The accompanying notes are an integral part of these financial statements.

               MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995, AND
              FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                        THROUGH DECEMBER 31, 1997

                                      Loss
                                   Accumulated
                                   During The
                             Year ended   Year ended   Year ended   Development
                             December     December     December     Stage
                             31, 1997     31, 1996     31, 1995     (Unaudited)

Earnings Per Common Share
 and Common Share
 Equivalents                 $(0.19)      $(0.08)      $(0.35)      $(0.35)

Weighted Number of Common
 Shares Outstanding          7,270,185    5,884,019    1,992,294    7,270,185
                             =========    =========    =========    =========



    The accompanying notes are an integral part of these financial statements.

                MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                        THROUGH DECEMBER 31, 1997
                              COMMON STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Common Stock           Paid In     Development
                     Shares       Amount     Capital     Stage       Total
Balance, January
  17, 1986                   0    $      0   $           $           $         0

Issued to Officers
  and Directors at
  $.002 per share    2,500,000       2,500      2,500                      5,000
Issued Pursuant to
  Public Offering
  at $.01            3,645,000       3,645     32,805                     36,450
Cost of Offering                               (7,946)                   (7,946)
Net Loss from
  Inception on
  January 17, 1986
  Through December
  31, 1987                                                      (316)      (316)
                    ----------      -------    -------      ---------    -------
Balance,
  December 31, 1987  6,145,000       6,145     27,359           (316)     33,188
Escrow Fee for
  Public Offering                               (200)                      (200)
Net Loss Year Ended
  December 31, 1988                                           (1,030)    (1,030)
                     ---------      -------    -------      ---------    -------
Balance,
  December 31, 1988  6,145,000       6,145     27,159         (1,346)     31,958
Net Loss Year Ended
  December 31, 1989                                          (21,707)   (21,707)
                     ---------      -------    -------      ---------   --------
Balance,
  December 31, 1989  6,145,000       6,145     27,159        (23,053)     10,251

    The accompanying notes are an integral part of these financial statements.

                        MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                               (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                                 THROUGH DECEMBER 31, 1997
                                       COMMON STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Common Stock           Paid In     Development
                     Shares       Amount     Capital     Stage       Total

Issuance of Stock in
 Accordance with Plan
 of Merger with
 Multi-Spectrum  Group,
 Inc. February 28,
 1990                $55,305,000   $  55,305 $ (55,305)   $           $       0

Net Loss Year Ended
 December 31, 1990
  - Unaudited                                             (10,201)     (10,201)
                     ------------  --------- ----------   ---------   ----------

Balance,
  December 31, 1990  61,450,000       61,450   (28,146)   (33,254)           50

Net Loss Year Ended
  December 31, 1991
  - Unaudited                                                    0            0
                     ------------   --------- ----------  ----------   ---------

Balance,
  December 31, 1991  61,450,000       61,450   (28,146)   (33,254)           50

Issued to Group
  Five, Inc.
  November 13, 1992   8,772,800        8,773          0                    8773

Net Loss Year Ended
  December 31, 1992
   -  Unaudited                                            (8,773)      (8,773)

                      -----------    ---------- ---------  ----------   --------
Balance,
  December 31, 1992  70,222,800       70,223    (28,146)   (42,027)          50

Net Loss Year Ended
  December 31, 1993                                               0           0
                      -----------    ---------- ---------  ----------   --------
Balance,
  December 31, 1993  70,222,800       70,223    (28,146)   (42,027)          50

   The accompanying notes are an integral part of these financial statements.

                        MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                               (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                                 THROUGH DECEMBER 31, 1997
                                       COMMON STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Common Stock           Paid In     Development
                     Shares       Amount     Capital     Stage       Total
Net Loss Year Ended
   December 31, 1994              $          $           $        0  $        0
                     -----------  ---------  ----------  ----------  ----------
Balance,
  December 31, 1994  70,222,800      70,223    (28,146)    (42,027)          50

Reverse Split 1200:1,
   August 11, 1995  (70,164,281)   (70,164)      70,164

Acquisition of
  MedCare UI
  System Assets
  August 4, 1995      2,000,000       2,000     (1,000)                   1,000

Issued Pursuant to
  a Public Offering
  at $.15 Per Share
  September 20, 1995  4,200,000       4,200     625,800                 630,000

Cost of Offering                               (30,000)                (30,000)

Issued for Cash
  at $3.00 Per
  Share, December
  31, 1995               16,666          17      49,983                  50,000

Issued for Services
  at $3.00 Per Share,
  December 31, 1995      25,000          25      74,975                  75,000

Net Loss Year Ended
  December 31, 1995                                        (689,713)  (689,713)
                      ----------   --------    --------   ----------  ----------

   The accompanying notes are an integral part of these financial statements.

                        MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                               (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                                 THROUGH DECEMBER 31, 1997
                                       COMMON STOCK


                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Common Stock           Paid In     Development
                     Shares       Amount     Capital     Stage       Total
Balance,
  December 31, 1995  6,300,185    $   6,301  $  761,776  $ (731,740) $   36,337

Issuance of
  Common Stock
  Under 1995 Stock
  Option Plan at
  $3.00 Per Share
  During 1996           36,000           36     107,964                 108,000

Issuance of Common
  Stock Under 1996
  Stock Option Plan
  at $4.50 Per Share
  During 1996            3,000            3      13,497                  13,500

Issuance of Common
  Stock Under Private
  Placement at $4.75 Per
  Share Dated
  June 22, 1996         50,000           50     237,450                 237,500

Issuance of Common
  Stock Under Private
  Placement at $4.50 Per
  Share Dated
  November 18, 1996     56,000           56     251,944                 252,000

Write Off of Excess of
  Liabilities over Assets
  on Purchase of Manon
  Consulting, Ltd.                                           11,283      11,283

Net Loss Year Ended
   December 31, 1996                                      (449,236)    (449,236)
                       -----------  --------  ----------- ---------    ---------

   The accompanying notes are an integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997
                                  COMMON STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Common Stock           Paid In     Development
                     Shares       Amount     Capital     Stage        Total
Balance,
  December 31, 1996  6,445,185    $  6,445   $ 1,372,631 $(1,169,693) $  209,383

Recovery of Write
  Off Of Excess of
  Liabilities over
  Assets on Sale of
  Manon Consulting, Ltd.                                     (11,283)   (11,283)

Issuance of Common
  Stock Under 1996
  Stock Option  Plan at
  $4.50 Per Share through
  December 31, 1997     17,000          17       76,483                   76,500

Issuance of Common
  Stock Under 1995
  Stock Option Plan at
  $3.00 Per Share Through
  December 31, 1997     54,000          54      161,946                  162,000

Issuance of Common
  Stock Under a
  Private Placement
  Dated March 25, 1997 176,000         176    1,099,824                1,100,000


   The accompanying notes are an integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                            THROUGH DECEMBER 31, 1997
                                  COMMON STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Common Stock           Paid In     Development
                     Shares       Amount     Capital     Stage       Total
Issuance of
  Common Stock
  Under a Private
  Placement Dated
  July 7, 1997          300,000       300     1,799,700              1,800,000

Net Loss Available to
 Common Stockholders
 for the Year Ended
 December 31, 1997                                      (1,363,751) (1,363,751)

  The accompanying notes are an integral part of these financial statements.

                MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      (A Development Stage Company)
             CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                        THROUGH DECEMBER 31, 1997
                            PREFERRED STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Preferred Stock        Paid In     Development
                     Shares       Amount     Capital     Stage       Total
                                             (Common and (Common and (Common and
                                             Preferred)  Preferred)  Preferred)
Balance, January
  17, 1986                   0    $      0   $           $           $         0

Net Loss from
  Inception on
  January 17, 1986
  Through December
  31, 1987                                                      (316)      (316)
                    ----------      -------    -------      ---------    -------
Balance,
  December 31, 1987          0            0      27,359         (316)     33,188

Net Loss Year Ended
  December 31, 1988                                           (1,030)    (1,030)
                     ---------      -------    -------      ---------    -------
Balance,
  December 31, 1988          0            0      27,159       (1,346)     31,958

Net Loss Year Ended
  December 31, 1989                                          (21,707)   (21,707)
                     ---------      -------    -------      ---------   --------
Balance,
  December 31, 1989          0            0      27,159      (23,053)    10,251

Net Loss Year Ended
  December 31, 1990
  - Unaudited                                                (10,201)   (10,201)
                     ---------      --------   ---------    ----------  --------

Balance,
  December 31, 1990          0            0     (28,146)     (33,254)         50

Net Loss Year Ended
  December 31, 1991
  - Unaudited                                                       0          0
                     ----------     ---------  ---------     ---------  --------

   The accompanying notes are an integral part of these financial statements.

                        MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                               (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                                 THROUGH DECEMBER 31, 1997
                                     PREFERRED STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                      Preferred Stock        Paid In     Development
                     Shares       Amount     Capital     Stage       Total
                                             (Common and (Common and (Common and
                                             Preferred)  Preferred)  Preferred)

Balance,
  December 31, 1991           0   $     0      (28,146)  (33,254)            50

Net Loss Year Ended
  December 31, 1992
   -  Unaudited               0         0                 (8,773)       (8,773)

                    -----------   --------   ----------   --------   ----------
Balance,
  December 31, 1992           0         0      (28,146)  (42,027)            50

Net Loss Year Ended
  December 31, 1993                                             0             0
                    -----------   --------   ----------   --------   ----------
Balance,
  December 31, 1993           0         0      (28,146)  (42,027)            50

   The accompanying notes are an integral part of these financial statements.

                        MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                               (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                                 THROUGH DECEMBER 31, 1997
                                     PREFERRED STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                       Common Stock          Paid In     Development
                    Shares       Amount      Capital     Stage       Total
                    (Common and  (Common and (Common and (Common and (Common and
                    Preferred)   Preferred)  Preferred)  Preferred)  Preferred)
Net Loss Year Ended
  December 31, 1994              $           $           $         0 $       0
                    ----------   ----------  ----------  ---------   ----------
Balance,
  December 31, 1994          0            0    (28,146)     (42,027)        50

Net Loss Year Ended
  December 31, 1995                                        (689,713)   (689,713)
                    ----------   ----------  ----------  ---------   -----------
Balance,
  December 31, 1995          0   $        0  $  761,776  $  (731,740) $   36,337

Write Off of Excess
  of Liabilities over
  Assets on Purchase
  of Manon Consulting, Ltd.                                    11,283     11,283

Net Loss  Year Ended
   December 31, 1996                                        (449,236)  (449,236)
                    ----------   ----------  ----------  ----------   ----------
Balance,
  December 31, 1996          0   $        0  $1,372,631  $(1,169,693) $  209,383

Recovery of Write
  Off Of Excess of
  Liabilities over
  Assets on Sale of
  Manon Consulting, Ltd.                                     (11,283)   (11,283)

Issuance of Preferred
 Stock Under a
  Private Placement
 Dated July 8, 1997        165          41   1,649,959                 1,650,000

Less cost of
  Private Placement                          (123,750)                 (123,750)


   The accompanying notes are an integral part of these financial statements.

                        MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                               (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                     FOR THE PERIOD FROM INCEPTION (JANUARY 17, 1986)
                                 THROUGH DECEMBER 31, 1997
                                      PREFERRED STOCK

                                                         Loss
                                                         Accumulated
                                             Additional  During the
                       Preferred Stock       Paid In     Development
                     Shares       Amount     Capital     Stage       Total
Periodic Imputed
 Cost of Preferred
 Stock Issued on
 July 8, 1997
 through December
 31, 1997                                    70,521                  70,521


                                        TOTALS

                                                          Loss
                                   Accumulated
                                              Additional  During the
           Preferred Stock    Common Stock    Paid In     Development
           Shares  Amount  Shares     Amount  Capital     Stage       Total
Balance,
December
31, 1997   165     $41     6,992,185  $6,992  $6,107,314  $2,544,727  $3,569,620
           ===     ====    =========  =====   ==========  ==========  ==========

  The accompanying notes are an integral part of these financial statements.

               MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                     (A Development Stage Company)
                  CONSOLIDATED STATEMENT OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                 AND FROM (INCEPTION (JANUARY 17, 1986)
                        THROUGH DECEMBER 31, 1997

                                      From
                                    Inception
                                     Through
                             Year ended   Year ended   Year ended  December
                             December     December     December    31, 1996
                             31, 1997     31, 1996     31, 1995    (Unaudited)


Cash Flows from Operating
 Activities
  Net Loss                   ($1,363,751) $(449,236)   $ (689,713)  $(2,544,727)

Adjustments to Reconcile
 Net Loss to Net Cash
 Provided by Operating
 Activities

  Preferred Deemed Dividends       70,521                                 70,521

  Depreciation and Amortization     9,546      7,733            63        17,342

  Common Stock Issued for Services      0          0        75,000        83,773

  Net Assets of Manon
   Consulting, Ltd               (11,281)          0        10,757             0

  Changes in Assets and Liabilities
    (Increase) Decrease in Accounts
      Receivable                 (39,935)    (6,711)         (640)      (47,286)
    (Increase) Decrease in Prepaid
      Expenses                   (34,696)   (29,115)             0      (63,813)

    (Increase) Decrease in
      Organizational Costs              0         50          (57)             0

    Increase (Decrease) in Accounts
      Payable                     (3,995)     20,080           291        15,796


  Total Adjustments              (9,841)    (7,963)        85,414        76,333

Net Cash Used by Operating
 Activities                   (1,373,592)  (457,199)     (604,299)   (2,468,394)

Cash Flows from Investing Activities
  Purchase of Property and
   Equipment                     (33,642)   (15,969)       (1,258)      (50,869)

  Net Cash Flows from Investing
   Activities                    (33,642)   (15,969)       (1,258)      (50,869)

      The accompanying notes are an integral part of these financial statements.

                       MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (A Development Stage Company)
                           CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995
                          AND FROM (INCEPTION (JANUARY 17, 1986)
                                 THROUGH DECEMBER 31, 1997

                                      From
                                    Inception
                                     Through
                              Year ended   Year ended   Year ended  December
                              December     December     December    31, 1996
                              31, 1997     31, 1996     31, 1995    (Unaudited)

Cash Flows from Financing Activities

   Proceeds from Sale of
    Common Stock              3,138,500    611,000      680,000     4,470,950

   Proceeds from the Sale of
    Preferred Stock           1,650,000          0            0     1,650,000

   Offering Costs             (123,750)          0     (30,000)     (161,896)

   Advances (Repayments) Notes
    Payable                    (24,000)     25,000            0         1,000

   Advances (Repayements) To
    Officers                   (12,500)     12,500            0             0

Net Cash Provided by Financing
 Activities                   4,628,250    648,500      650,000     5,960,054

Increase (decrease) in Cash
 and Cash Equivalents         3,221,016    175,332       44,443     3,440,791

Cash and Cash Equivalents at
 Beginning of Period            219,775     44,443            0             0

Cash and Cash Equivalents at
 End of Period              $ 3,440,791  $ 219,775    $  44,443   $ 3,440,791

Supplemental Information
  Cash paid for:
  Interest                    $       0  $       0    $       0   $         0
  Income taxes                $       0  $       0    $       0   $         0

Noncash financing
  Intangible assets purchased
   with Common Stock          $       0  $       0    $   1,000   $     1,000
  Common Stock issued
   for Services               $       0  $       0    $  75,000   $    83,773

 The accompanying notes are an integral part of these financial statements.

                         MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                (A Development Stage Company)
                              NOTES TO THE FINANCIAL STATEMENTS
                                  DECEMBER 31, 1997 AND 1996

NOTE 1 - ORGANIZATION
         ------------

MedCare Technologies, Inc. (The Company), formerly known as Multi-Spectrum Group, Inc.,was ncorporated under the name Santa Lucia Funding, Inc., under the laws of the State of Utah on January 17, 1986, with an authorized capital of 50,000,000 common shares with a par value of $.001. On February 8, 1990, the Company adopted a plan of merger with Multi-Spectrum Group, Inc., a Delaware Corporation, in which Multi-Spectrum Group, Inc., would be dissolved and the name of Santa Lucia Funding, Inc., would be changed to Multi-Spectrum Group, Inc. The Company authorized a reverse split of 1200:1 to be effective August 11, 1995. On August 29, 1995, the Company approved an increase in the authorized capital to 101,000,000 of which 100,000,000 shares shall be Common Stock with a par value of $.001 and 1,000,000 shares shall be Preferred Stock with a par value of $.25 per share, and a name change to MedCare Technologies, Inc. On August 1, 1996, an agreement and plan of merger was entered into between the Company and MedCare Technologies, Inc. (A Delaware Corporation) whereby the state of incorporation was changed to Delaware from the state of Utah. The effective date of the agreement is August 27, 1996, the date accepted by the state of Delaware. The Company was inactive during the year 1991, issued stock for prior years services during 1992, and was inactive during 1993 and 1994. The Company had no revenues nor incurred any operating expenses during these inactive periods, other than the transaction during 1992.

On November 13, 1992, the Company issued 8,772,800 shares of common stock to Group Five, Inc., in exchange for services rendered at $.001 per share or $8,773.

On August 11, 1995, the Stockholders authorized a reverse split of 1200:1 reducing the outstanding common shares to 58,519.

On August 11, 1995, the Company purchased 100% of the outstanding shares of Medcare Technologies, Corporation, a Nevada corporation that was incorporated on April 26, 1995 for $1.00. Medcare Technologies, Corporation was inactive from the date of incorporation through August 11, 1995, the date the Company purchased it. Medcare Technologies, Corporation is a wholly owned subsidiary of the company.

On August 14, 1995, the Company acquired the rights to The MedCare Program, a urinary incontinence procedure in exchange for 2,000,000 shares of the Company's common stock at $0.0005, for a total value of $1,000.

On September 20, 1995, the Company authorized in a 504D Disclosure Memorandum, 4,200,000 shares of its common stock at an offering price of $0.15. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000.

 The accompanying notes are an integral part of these financial statements.

         ------------------------

On October 1, 1995, the Company purchased 100% of the outstanding shares of Manon Consulting, Ltd. Manon Consulting, Ltd., is a wholly owned subsidiary of the Company. Manon Consulting, Ltd., operates a clinic in Calgary, Canada.

The following is a condensed balance sheet of Manon Consulting, Ltd. at October 31, 1995:

          Total Assets                  $ 12,558

          Total Liabilities               23,841
          Total Capital
            Common Stock                       7
            Retained Earnings-A Deficit  (11,290)
                                         --------
          Total Liabilities and Capital $ 12,558
                                         ========

The Company paid $7 for the outstanding common stock and assumed liabilities in excess of assets of $11,290. The excess was charged to operations during 1995. On January 1, 1997, the Company sold Manon Consulting, Ltd. and recorded a gain on the sale of $15,770. See Note 8 - Discontinued Operations.

On December 31, 1995, the Company issued 16,666 shares of its common stock at $3.00 per share or $50,000 cash.

On December 31, 1995, the Company issued 25,000 shares of its common stock in exchange for consulting services at $3.00 per share or $75,000.

During 1996, the Company issued 36,000 shares of its common stock at $3.00 per share under its 1995 Stock Option Plan, or $108,000.

During 1996, the Company issued 3,000 shares of its common stock at $4.50 per share under its 1996 Stock Option Plan, or $13,500.

On June 22, 1996, the Company issued 50,000 shares of its common stock at $4.75 per share in a 504D private place memorandum or $237,500.

On November 18, 1996, the Company issued 56,000 shares of its common stock at $4.50 per share a 504D private placement memorandum or $252,000.

   The accompanying notes are an integral part of these financial statements.

                      MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                            (A Development Stage Company)
                          NOTES TO THE FINANCIAL STATEMENTS
                              DECEMBER 31, 1997 AND 1996

NOTE 1 - ORGANIZATION (CONTINUED)
         ------------------------

During 1997, the Company issued 17,000 shares of common stock at $4.50 per share under the 1996 Stock Option Plan or $76,500.

During 1997, the Company issued 54,000 shares of common stock at $3.00 per share under the 1995 Stock Option Plan or $162,000.

On February 4, 1997, the Company issued 176,000 shares of common stock at $6.25 per share under a private placement memorandum or $1,100,000.

On July 7, 1997, the Company issued 300,000 shares of common stock at $6.00 per share under a private placement memorandum dated June 20, 1997 or $1,800,000.

On July 8, 1997, the Company issued 165 shares of Preferred Stock - Series A at $10,000 per share or $1,650,000, less offering costs of $123,750. The Preferred Stock has conversion features that allow for the conversion into 266,747 common shares, at a discount range of 10% to 20% from June 20, 1997 through June 20, 1998. Additionally, the Company is recording the periodic imputed cost of the Preferred Stock - Series A from the date of closing of the offering at 8% per annum through December 31, 1997.

The Company is a development stage company, as defined in the Financial Accounting Standards Board No. 7. The Company is devoting substantially all of its present efforts in securing and establishing a new business, and although planned principal operations have commenced, substantial revenues have yet to be realized.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
         -------------------------------

A. Method of Accounting
   --------------------

The Company's financial statements are prepared using the accrual method of accounting.

B. Cash and Cash Equivalents
   -------------------------

The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.


    The accompanying notes are an integral part of these financial statements.

                 MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                         (A Development Stage Company)
                       NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------

C. Principles of Consolidation
   ---------------------------

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Medcare Technologies, Corporation. Intercompany transactions have been eliminated in consolidation.

D. Purchase Method
   ---------------

Investments in companies have been included in the financial report using the equity method of accounting. The Company's wholly owned subsidiary, MedCare Technologies, Corporation is engaged in the business of medical consulting and management in the United States.

E. Deferred Charges
   ----------------

The Company has incurred start up costs from January 1, 1995 through September 30, 1995 amounting to $542,706. The total amount was charged to operations during the year ended December 31, 1995.

F. Property and Equipment
   ----------------------

Property and equipment, stated at cost, is depreciated under the straight-line method over their estimated useful lives as follows:

               Office Equipment         3 to 5 years
               Medical Equipment        3 to 5 years

Depreciation charged to expense during 1997, 1996, and 1995 was $9,546, $7,733, and $63 respectively.

G. Income Taxes
   ------------

There has been no provision for income taxes, because of the losses that the Company has incurred to date. The Company has net operating losses that will expire, beginning with the years 2002 through 2012, in the amount of $1,293,230, $449,236, $689,713 and $42,027 in 1997, 1996, 1995 and prior years, respectively, unless utilized by the Company.

 The accompanying notes are an integral part of these financial statements.

                       MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                              (A Development Stage Company)
                            NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1997 AND 1996

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------

H. Earnings or (Loss) Per Share
   ----------------------------

Earnings or loss per share is computed based on the weighted average number of common shares and common share equivalents outstanding. Stock options are included as common share equivalents using the treasury stock method. The number of shares used in computing earnings (loss) per common share at December 31, 1997, 1996, and 1995 was 7,270,185, 5,884,019, and 1,992,294, respectively. The number of shares used in computing fully diluted earnings (loss) per common share at December 31, 1997, 1996, and 1995 was 7,024,185, 5,884,019, and
1,992,294, respectively.

I. Leases
   ------

The Company's corporate offices are located at 608 South Washington, Suite 101, Naperville, Ilinois 60523. These offices are leased for a one year period with the option to renew for an additional year, at a monthly rate of $1,550 per month. The Company currently has the use of a second office of approximately 1,500 square feet of office space, the use of one board room and all office equipment, including a computer, a postage machine, filing cabinets, a photocopier and telephone equipment. The office space is owned by one of the Company's directors and the Chairman's wife. The offices are located at Suite 216 - 1628 West 1st Avenue, Vancouver, British Columbia, Canada. The monthly rent is $2,000 per month. There is an option to renew for an additional year.

J. Medcare Program Sites
   ---------------------

Program sites are located in Norman, Oklahoma, Winter Park, Florida; Denver, Colorado; Raleigh, North Carolina and Kankakee, Illinois. New locations to be opened since December 31, 1997, include Kingwood, Texas; Toledo, Ohio; Lake Worth, Florida; Coral Springs, Florida; Phoenix, Arizona; Freemont, California; New York, New York; New Rochelle, New York; Roswell, Georgia; Baltimore, Maryland; Stanford, Connecticut; West Orange, New Jersey and Clackamas, Oregon.

K. Use of Estimates
   ----------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of

     The accompanying notes are an integral part of these financial statements.

                         MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                                (A Development Stage Company)
                              NOTES TO THE FINANCIAL STATEMENTS
                                  DECEMBER 31, 1997 AND 1996

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         -------------------------------------------

K. Use of Estimates (Continued)
   ----------------------------

contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.


L. Presentation
   ------------

Certain accounts from prior years have been reclassified to conform with the current year's presentation.

M. Pending Accounting Pronouncements
   ---------------------------------

It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 3 - LONG-LIVED ASSETS - THE MEDCARE PROGRAM
         ---------------------------------------

On August 14, 1995, the Company acquired the rights to The MedCare Program, a urinary incontinence procedure in exchange for 2,000,000 shares of its common stock. The transaction was accounted for in accordance with the process for valuation of intangible assets as described in Statement No. 17 of the Accounting Principles Board. The Company has continued to further enhance The MedCare Program for the treatment of urinary incontinence that significantly reduces or completely eliminates the majority of UI cases using a nondrug, nonsurgical protocol that takes into account the clinical, cognitive, functional, and residential status of the patient. The Company intends to amortize the cost of the system over 15 years, based on Management's estimated useful life of the protocol, beginning with the first year in which commercial sales occur. Management reassesses annually the estimated useful life. Such amortization will result in charges against earnings of $66 per year for each of the years.

NOTE 4 - NOTES PAYABLE-OFFICERS (RELATED PARTIES TRANSACTIONS)
         ------------------------------------------------------

An Officer of the Company loaned the Company $1,000, which is due on demand and with no interest rate currently applicable.

NOTE 5 - STOCK OPTIONS
         -------------

The Company has issued stock options to various directors, officers and employees. The option prices are based on the fair market value of the stock at the date of the grant. The Company makes no charge to operations in relation to option grants, unless the options

   The accompanying notes are an integral part of these financial statements.

                   MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

NOTE 5 - STOCK OPTIONS (CONTINUED)
         -------------------------

granted are less than fair market, then a charge to operations would be made over the vesting period. The Company's stock option transactions for the years ended December 31, 1997, 1996 and 1995 are summarized as follows:

                                                  Number of         Option
                                                   Shares           Price
                                                  ---------         ------

Options outstanding and exercisable at
  December 31, 1995                               500,000           $3.00
Options granted in 1996                           300,000            4.50
Options exercised during 1996 under
  the 1995 Stock Option Plan                      (36,000)           3.00
Options exercised during 1996 under
  the 1996 Stock Option Plan                      (3,000)            4.50
                                                  -------
Options outstanding and exercisable
  at December 31, 1996                            761,000
Options granted in 1997                           200,000            4.50
Options granted in 1997                           300,000            6.50
Options exercised during 1997 under
  the 1995 Stock Option Plan                      (54,000)           3.00
Options exercised during 1997 under
  the 1996 Stock Option Plan                      (17,000)           4.50
                                                  --------
Options outstanding and exercisable
  at December 31, 1997                            1,190,000         $3.00-$6.50
                                                  =========

The Company has authorized the 1998 Stock Option Plan and reserved 500,000 shares of its common stock, of which 290,000 shares will be offered at $6.50 and the balance of 210,000 shares at a price to be determined, for issuance thereunder subject to stockholder approval at the next annual meeting.

NOTE 6 - STOCK WARRANTS
         --------------

In July, 1997, the Company offered 300,000 shares of common stock at $6.00 each, along with an additional 300,000 share purchase warrants at $6.00 each, good until July 7, 2002.

  The accompanying notes are an integral part of these financial statements.

                     MEDCARE TECHNOLOGIES, INC. AND SUBSIDIARIES
                           (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                            DECEMBER 31, 1997 AND 1996

NOTE 7 - PREFERRED STOCK - SERIES A
         --------------------------

On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at lease ten shares ($100,000) and in increments of five shares in excess thereof. The total offering was for $3,000,000, with a minimum of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The preferred stock was accompanied by warrants to purchase a number of shares of common stock of the Company equal to 33 1/3% multiplied by the aggregate purchase price of the Subscriber's preferred stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as herein defined. The Series A Preferred Shareholder shall be entitled to convert, subject to the Company's right of redemption, if the conversion price is less than the Fixed Conversion Price at the time of receipt of a notice of conversion. The conversion price is equal to the lesser of 115% of the average Closing Bid Price for five trading days ending on June 6, 1997, which is $7.346 (The Fixed Conversion Price) or a discount, ranging from 10% to 20% over a 12 months period beginning July 8, 1997, of the average
Closing Bid Price for five trading days immediately preceding the Date of Conversion divided into the original purchase price of the preferred stock, plus an 8% per annum accretion rate equal to the period that has passed since the closing date. Assuming that all the of the warrants would be exercised, an additional 266,747 shares of common would be issued.

NOTE 8 - DISCONTINUED OPERATIONS OF A BUSINESS SEGMENT
         ---------------------------------------------

On January 1, 1997, the Company sold Manon Consulting, LTD at book value. No revenues or expenses are included in the consolidated financial statements for the year ended December 31, 1997 and 1996. The statement of operations for the years ended December 31, 1996 and 1995 have been restated to remove the net losses of $3,169 and $1,320, respectively. Gross revenues for the years ended December 31, 1996 and 1995 were $8,118 and $1,729. The Company reported a gain on the transaction of $15,770.

The following is a condensed balance sheet and statement of operations of Manon Consulting, LTD, as of December 31, 1996 and 1995:

                                                 1996               1995
Condensed Balance Sheet
   Current Assets                                $     787          $    533
   Equipment, Net                                    7,203            11,132
   Other Assets                                         64               138
                                                 ---------          --------
                                                 $   8,054          $ 11,803
                                                 =========          ========

  The accompanying notes are an integral part of these financial statements.

         ---------------------------------------------------------

                                              1996               1995
Current Liabilities                           $  23,825          $   24,405
   Common Stock                                       7                   7
   Deficit                                      (15,778)            (12,609)
                                              ----------         -----------
                                              $   8,054          $   11,803
                                              ==========         ===========

   Revenues                                   $   8,118          $    1,729
   Expenses                                      11,287               3,049
                                              ----------         -----------
   Net Loss                                   $  (3,169)         $   (1,320)
                                              ==========         ===========

NOTE 9 - SUBSEQUENT EVENTS
--------------------------

On January 5, 1998, 3 shares of preferred stock were converted to 4,851 shares of common stock at $6.45131 per share.

On January 6, 1998, 3 shares of preferred stock were converted to 4,803 shares of common stock at $6.51875 per share.

On February 16, 1998, 200,000 warrants to purchase common stock were exercised at $6 per share, or $1,200,000.


  The accompanying notes are an integral part of these financial statements.

                            EXPERTS AND LEGAL MATTERS

         Legal matters will be passed upon for the Company by Gary R. Blume, Esq., Blume & Associates, P.C., 11801 North Tatum Boulevard, Suite 108, Phoenix, Arizona 85028.

         The financial statements of the Company for the seven months ended July 31, 1997 and the year ended December 31, 1996 appearing in this Form SB-2 Registration Statement have been audited by Clancy & Co., P.L.L.P., independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                              CHANGE IN ACCOUNTANTS

         On August 25, 1995, the accounting firm of Jones, Thomas, Jenson and Associates was replaced by William L. Clancy, CPA, as the Company's independent accounting firm. There were and are no disagreements with Jones, Thomas, Jensen and Associates. Although the former accountant had not been engaged as the Company's accountant since the completion of the 1989 audit early in 1990, the Company sent the letter to the former accountant as a courtesy. The Company did not have an accountant during the fiscal years 1990 through 1992.

         The Company's former accountant did not issue a report on the Company's financial statements for either of the past two years.

         The Company's decision to change accountants was approved by the Board of Directors on August 25, 1995.


                                     PART II


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The officers and directors of the Company are indemnified as provided under the Delaware General Corporation Law. No additional indemnification has been authorized.


                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Because this registration is for purposes of resale only, there are no expenses of issuance and distribution to be reported.


                     RECENT SALES OF UNREGISTERED SECURITIES


         On August 15, 1995, the Company authorized in a Private Placement Memorandum, pursuant to Regulation D, Rule 504, offering 4,200,000 shares of its common stock at a price of $0.15. This offering was conducted in order to raise money for further research and development on the MedCare Program and was broken down as follows: $300,000 for public relations and advertising, $155,000 for market research and development, $45,000 for consulting, $25,000 for miscellaneous expenses and $75,000 as a cash reserve. On September 20, 1995, the offering was completed with all shares being issued for a total value of $630,000, less offering costs of $30,000. This offering was sold to the following accredited and unaccredited individuals and entities:






Name and Address of Shareholder                                 Shares Purchased
-------------------------------                                 ----------------

Tajinder Chohan                                                 290,000
151 West 61st Avenue
Vancouver, British Columbia V5K 2B1 Canada
Money Talks, Inc.                                               275,000
Cockburn House, Cockburn Town
Grand Turk, Turks & Caicos Isl
Dave Gamache                                                    10,000
1421 Barber Court
Banning, California 92220
Britt Weaver                                                    1,500
9199 Cotters Ridge Road
Ridgeland, Michigan 49083
Equity Investors, Inc.                                          60,000
4530 North 40th Street
Phoenix, Arizona 85018
Steve E. Hartmann                                               180,000
3728 East Indian School Road, #26
Phoenix, Arizona 85018
Melvin E. Richards II                                           185,000
1319 West Missouri
Phoenix, Arizona 85013
Gregory Hovivan                                                 190,000
3130 Harmony Place
Le Crescenta, California 91214
Caufield Capital Markets AG                                     280,000
P.O. Box 108, Front Street
Grand Turk, Turks & Caicos Isl
Andrew Croson                                                   160,000
4530 East Camelback Road
Phoenix, Arizona 85018
Francis Thompson                                                290,000
4920 East 29th Drive
Osawatoni, Kansas 66064
Jasvir S. Rayat                                                 185,000
5131 Highgate Street
Vancouver, British Columbia V5R 3G9 Canada
Kirkland Capital SA                                             295,000
Cockburn House, Cockburn Town
Grand Turk, Turks & Caicos Isl
Grant Mackney                                                   2,000
102-1974 Moss Court
Kelowna, British Columbia V1Y 9L3 Canada
Allen L. Stout                                                  180,000
7413 East Arlington Road
Scottsdale, Arizona 85253



                                       69







Herdev S. Rayat                                                 134,500
1025 Augusta Avenue
Burnaby, British Columbia V5A 3G2 Canada
Jeff Prata                                                      250,000
3130 Harmony Place
Le Crescenta, California 91214
Jasbinder Chohan                                                140,000
161 West 61st Avenue
Vancouver, British Columbia V5K 2B1 Canada
Lou Prata                                                       175,000
2108 West Sharon
Glendale, California 91213
Polygon Investments SA                                          295,000
P.O. Box 108, Front Street
Grand Turk, Turks & Caicos Isl
Todd Weaver                                                     10,000
1001 West Tropical Way
Plantation, Florida 33317
James Richards                                                  180,000
6801 East Camelback Road, #C-105
Scottsdale, Arizona 85251
Thomas Heckenamp                                                140,000
2924 Mountain Pine Drive
La Crecenta, California 91214
Bob Mackney                                                     2,000
102-1974 Moss Court
Kelowna, British Columbia V1Y 9L3 Canada
Cambridge Capital Corporation                                   290,000
Cockburn House, Cockburn Town
Grand Turk, Turks & Caicos Isl




         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on June 22, 1996 and completed on August 15, 1996. This offering was for 50,000 shares of common stock at $4.75 per share for a total offering of $237,500. The proceeds from this offering were used for equipment purchase and working capital. The purchasers were as follows:




                  Shareholder                        Shares Purchased
                  -----------                        ----------------

                  Polygon Investments SA             21,053
                  P.O. Box 108, Front Street
                  Grand Turk, Turks & Caicos Isl

                  Perato Fund LP                     13,158
                  1400-400 Burrard Street
                  Vancouver, BC V6C 3G2 Canada

                  Herdev S. Rayat*                   15,789
                  1025 Augusta Avenue
                  Burnaby, BC V5A 1K3 Canada



                  *Mr. Rayat is an accredited investor and the brother of Harmel
                   Rayat, CEO of the Company.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 504 which was begun on November 18, 1996 and completed on December 24, 1996. This offering was for 56,000 shares of common stock at $4.50 per share for a total offering of $252,000. The proceeds from this offering were used for advertising and marketing and working capital. All shares of stock of this offering were sold to Daimler Enterprises, inc., 7 Prince Street, Belize City, Belize.

         During fiscal 1997, the Company issued three private placement memoranda. On February 1, 1997, an offering was begun pursuant to Regulation D, Rule 506 for 176,000 shares of common stock at $6.25 per share for a total offering of $1,100,000. This offering was completed on February 28, 1997. The proceeds were used for working capital and expansion of the MedCare Program. All shares of stock of this offering were purchased by Greystone Management Ltd., c/o P.O. Box 392, Bowater House, 68 Knightsbridge, London, SW1X 7NT, England. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information.

         The Company offered for sale a Private Placement Memorandum pursuant to Regulation D, Rule 506 on July 7, 1996 for 300,000 shares of common stock at $6.00 per share, plus 300,000 warrants exercisable at $6.00 per warrant until July 7, 2002 for a total offering of $1,800,000. This offering was completed on July 30, 1997 and the proceeds used for working capital and expansion of the MedCare Program. All shares and warrants were purchased by Matrix Capital Corp., P.O. Box 170 Front Street, Grand Turk, Turks & Caicos Isl. The purchaser was a foreign entity with sufficient financial sophistication developed through its business dealings to properly assess this investment and complete access to registration information.

         On June 20, 1997, the Company began offering for sale a Regulation D offering under Rule 506. This offering was for the Series A Preferred Stock of the Company and was sold for $10,000 per share, in minimum subscription amounts of at least ten shares ($100,000) and increments of five shares in excess thereof. The total offering was for three hundred shares for a total of $3,000,000, with a minimum offering of $1,650,000. The offering closed on July 8, 1997 with the minimum offering placed. The Preferred Stock was accompanied by warrants to purchase a number of shares of Common Stock of the Company equal to thirty-three and one-third percent (33-1/3%) multiplied by the aggregate purchase price of the Subscriber's Preferred Stock outstanding on each of nine, twelve and fifteen months following the closing date of the offering, divided by the Fixed Conversion Price as defined in the Certificate of Designation. In conjunction with this offering, an Escrow Agreement was entered into with Swartz Investments LLC, a Georgia limited liability company, as Placement Agent and with First Union National Bank of Georgia as Escrow Agent.


         The Company and Swartz Investments, LLC entered into a Placement Agent Agreement to define the terms of their relationship for this offering. According to this agreement, the Placement Agent agreed to find subscribers for the Company's Preferred Stock Series A offering in exchange for a placement fee of 5-1/2% of the aggregate gross subscription proceeds of the offering, a non-accountable expense allowance of 2% of the aggregate gross subscription proceeds, and, if a subscriber exercises a preferred warrant, a fee consisting of 7-1/2% of the aggregate exercise price, as defined in the Preferred Warrant. The Placement Agent Agreement also grants to the Placement Agent three sets of warrants (i) warrants to purchase stock equal to 7- 1/2% times the aggregate gross subscription proceeds divided by the Fixed Conversion Price (as defined in the Certificate of Disclosure), (ii) warrants to purchase stock equal to 7-1/2% of the number of Conversion Warrants placed in the offering (as defined in the Subscription Agreement) and (iii) upon the exercise of a Preferred Warrant by a Stockholder, warrants to purchase stock equal to 7-1/2% of the gross proceeds received by the Company upon the exercise of the Preferred Warrant divided by the Exercise Price (as defined in the Preferred Warrant). All three of these warrants are for a period of five years at a fixed conversion price of $7.346 per share, as defined in the Certificate of Disclosure. The Placement Agent Agreement also contains cashless exercise and reset provisions. The offering was sold to a total of five off-shore entities, not including the shares given to the Placement Agent. The purchasers were foreign entities with sufficient financial sophistication developed through their business dealings to properly assess this investment and complete access to registration information.


Integration Discussion

        1. Rule 504, offered 8/31/95,  closed 9/30/95,  amount sold $630,000; 2.
        Rule 504, offered 6/22/96, closed 8/15/96, amount sold $237,500; 3. Rule 504, offered 11/18/96, closed 12/24/96, amount sold $252,000; 4. Rule
        506, offered 2/1/97, closed 2/28/97, amount sold $1,100,000; and 5. Rule
        506, offered 7/7/97, closed 7/30/97, amount sold $1,800,000.

         Offering 1 and offering 2 occurred more than 6 months from each other and under the general provisions of Rule 502, integration do not apply.
Offerings 1 and 2 were done while Medcare was non reporting, was not an investment company and had a specific business plan. The aggregate offering price cannot exceed $1,000,000 within the twelve months before and during the offering. This aggregate offering from July 15, 1995 through July 15, 1996 was $867,500, less than the maximum amount.

         Offering 2 and offering 3 occurred more than 6 months from each other and the general provisions of Rule 502, integration do apply. The offerings were not a part of a single plan of financing, were made at different times as the opportunities came available and were not made for the same general purpose. Offerings 2 and 3 were done while Medcare was non reporting, was not an investment company and had a specific business plan. The aggregate offering price cannot exceed $1,000,000 within the twelve months before and during the offering. This aggregate offering from November 18, 1995 through December 24, 1996 was $489,500, less than the maximum amount. Since the integration provisions apply the amounts will be aggregated and examination under the exemption will still be available because less than $1,000,000 was offered.

         Offerings 3 and 4 were in reliance on Rule 504 and 506 respectively. The offerings were done within 6 months of each other and will be integrated as provided under Rule 502. The offerings should not be integrated when examined under the five factors test. Medcare has approached financing on an individual basis as opportunities have come forth from various interested investors. The offerings have not come as a result of any single plan of financing. As detailed in the offering memoranda, additional capital was needed at each stage of the funding with no plan as to the terms or the amount of funding required. Since the sales were made within six months of each other, the safe harbor is not available. The securities are common stock of the Company, but have been sold for different prices. The sales have not been made for the same purpose. The 504 offering was done essentially to provide working capital to the business and the 506 offering was to provide capital funding to develop various sites and the program. Considering the above comments, the integration provisions should not apply.


         Offerings 4 and 5 are both in reliance on Rule 506 and have been made within 6 months of each other. Even if these offerings are integrated, the exemption is available. The aggregate offerings have been sold to less than 35 unaccredited investors and all other provisions of Rule 506 have been met. The money received in these successive offerings was not part of a single plan of financing and was structured as presented to the Company. The timing of the sales was within six months, but only as made available to the purchase. Two of the offerings were common stock and the third preferred. The consideration varies among the three instruments. Each of the offerings were done and the proceeds applied in a different manner. The integration provisions should not apply.

         The Company also offered preferred stock for sale to four accredited investors in reliance on Rule 506 of Regulation D. The offering was sold to the following individuals and for the following amounts:


                                    Number of                  Price per
Warrantee                           Shares                     Share            Exercise Date
---------                           -------                    -----            -------------

Lakeshore International             25                         $10,000          June 20, 1998
Queensway International             100                        $10,000          June 20, 1998
Concordia Partners L.P.             25                         $10,000          June 20, 1998
The Matthew Fund N.V.               15                         $10,000          June 20, 1998
                             Total: 165 Preferred Share Warrants

         At that time, the Company also filed a Certificate of Designation with the State of Delaware in conjunction with this offering. This Certificate was approved on July 7, 1997 and designates 1,000 shares of the Company's one million shares of authorized preferred stock to be Series A stock. This stock has been assigned an issue price of $10,000 per share with an eight percent (8%) per annum accretion rate. The rank of this stock has been assigned as being senior to all Common Stock of the Company, junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series A Preferred Stock, senior to any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on par with any Series A Preferred Stock of whatever subdivision, and on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series A Preferred Stock. No dividend rights have been granted to this stock.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                  Exhibit           Description
                  3.     Articles of Incorporation and Bylaws
                              3a. Articles of Incorporation and Amendments 3b. Bylaws

                  4.     Instruments Defining the Rights of Holders, Including
                           Indentures
                              4a.  Certificate of Designation
                              4b.  Subscription Agreement
                              4c.  Nine-Month Warrant
                              4d.  Twelve-Month Warrant
                              4e.  Fifteen-Month Warrant
                              4f.  Preferred Warrants
                              4g.  Registration Rights
                              4h.  Instructions to Transfer Agent
                  5.     Opinion re Legality
                              5a.  Opinion of Counsel regarding Preferred
                                     Offering
                              5b.  Opinion of Counsel regarding Registration
                  10.    Material Contracts
                              10a. Program Management Agreement with Amendment
                  20.    Reports furnished to Security Holders
                              20a. Stock Option Plan 1995
                              20b. Stock Option Plan 1996
                              20c. Stock Option Plan 1997 -- $4.50 options
                              20d. Stock Option Plan 1997 -- $6.50 options
                  23.    Consent of Experts and Counsel
                              23a. Consent of Independent Auditor
                              23b. Consent of Counsel
                  27.    Financial Data Schedule
                  99.    Additional Exhibits
                              99a. Officer's Certificate
                              99a. Form of Specimen Preferred Stock Certificate


                                  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The issuer will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which represent a fundamental change in the information in the registration statement and to include any additional or changed material information on the plan of distribution.


         For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois.

                                               MEDCARE TECHNOLOGIES, INC.

                                               By /s/ Jeffrey S. Aronin
                                               ------------------------
                                               Jeffrey S. Aronin, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Blume, Esq. as true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Harmel S. Rayat            CEO and Chairman           5/22/98
-------------------                                       -------
Harmel S. Rayat                                           Date

/s Jeffrey S. Aronin           President, COO, Director   5/22/98
--------------------                                      -------
Jeffrey S. Aronin                                         Date

/s/ Kundan S. Rayat            Director, Secretary        5/22/98
-------------------                                       -------
Kundan S. Rayat                                           Date

/s/ Valerie Boeldt-Umbright    Director                   5/22/98
---------------------------                               -------
Valerie Boeldt-Umbright                                   Date

/s/ Michael M. Blue            Director                   5/22/98
-------------------                                       -------
Michael M. Blue, M.D.                                     Date

/s/ Jake Jacobo                Director                   5/22/98
-------------------                                       -------
Jake Jacobo, M.D.                                         Date